                                     EXHIBIT 4.1

Fibreboard 401(k) Retirement Plan, as amended to include the Fibreboard Common Stock Fund

                    FIBREBOARD CORPORATION 401(K) RETIREMENT PLAN

                     (AMENDED AND RESTATED AS OF JANUARY 1, 1997)

                                       PREAMBLE



         The Fibreboard Corporation 401(K) Retirement Plan ("Plan"), previously known as the Fibreboard Corporation Profit Sharing 401(K) Plan, was established January 1, 1988 and was later amended and restated effective January 1, 1993. Effective January 1, 1997, or as otherwise indicated, this document constitutes another complete amendment and restatement of the Plan.

         The principal purpose of the 1993 amendment and restatement was to bring the Plan into compliance with the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, and the Unemployment Compensation Amendments of 1992.

         The principal purpose of this amendment and restatement is to merge the plans of company's that have recently been acquired into the Plan and to change the Matching and Retirement Contribution percentages.

         The Plan and the Trust, which is the funding medium for the Plan, are intended to meet the requirements for qualification and tax exemption under Sections 401(a) and 501(a) of the Code, which includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Unless the contrary rule is clearly stated, the provisions of this Plan shall not apply to the benefits payable to a Participant whose employment terminated prior to the Effective Date.


                                          1.

                                      ARTICLE I

                                     DEFINITIONS



    1.1 "Account" means the aggregate of the following accounts of the Participant, as appropriate:

         (a)  Salary Deferral Account;

         (b)  Matching Contribution Account;

         (c)  Retirement Account; and

         (d)  Rollover Account.

    1.2  "Administrator" means the administrator of the Plan as specified in
Section 13.8.

    1.3 "Beneficiary" means the person or persons designated by or for a Participant, entitled under this Plan to receive benefits after the death of a Participant.

    1.4  "Board of Directors" means the board of directors of the Company.

    1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    1.6 "Committee" means the administrative committee appointed and acting in accordance with Section 13.7 of the Plan.

    1.7  "Company" means the Fibreboard Corporation, a Delaware corporation.

    1.8  "Compensation" means the amounts specified in this Section 1.8.

         (a)  GENERAL DEFINITION.  Except as otherwise provided in this
Section 1.8, "Compensation" means compensation as defined for the Wages, Tips and Other Compensation Box on Form W-2. The term "Compensation" also includes severance payments distributed as the result of the sale of the Wood Products Group to Sierra Pacific Industries (and effective August 1, 1996, all severance payments distributed to Participants) and elective deferrals with respect to employment with an Employer (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under
Section 125 of the Code.  In addition, Compensation shall not include


                                          2.

amounts paid as reimbursements or expense allowances for moving expenses, fringe benefits (cash and noncash), deferred compensation or welfare benefits.

         (b) SPECIAL RULE FOR ARTICLE VI AND ARTICLE XVI. For purposes of applying the limitations under Section 415 of the Code set forth in Article VI and the top-heavy requirements set forth in Article XVI, "Compensation" means an Employee's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation by an Employer to an Employee in the course of the Employer's trade or business for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d) and 6051(a)(3) of the Code. For Plan Years commencing prior to 1997, Compensation shall not include elective deferrals with respect to employment with an Employer (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code.

         (c) DEFINITION FOR ARTICLE V. For purposes of determining the percentage limitations on Salary Deferral Contributions and Matching Contributions set forth in Article V, the term "Compensation" also may mean compensation as defined in either Treasury Regulation Section 1.415-2(d)(2),
(10), or (11), as elected by the Company.

         (d) LIMITATIONS ON COMPENSATION. In any Plan Year any Compensation in excess of $200,000 (or $150,000 for Plan Years commencing on or after January 1, 1994), or such other amount established by the Secretary of the Treasury, in accordance with Section 401(a)(17) of the Code shall be disregarded. For purposes of applying the $200,000 limit ($150,000 limit for Plan Years commencing on or after January 1, 1994).

    For Plan Years prior to 1997, the "family unit" of a Highly Compensated Employee who is either a five percent owner (as defined in Section 416(i)(1) of the Code) or in the group of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year shall be treated as one Participant with one Compensation and the $200,000 limit ($150,000 limit for Plan Years commencing on or after January 1, 1994) shall be allocated among the members of the family unit in proportion to each Participant's Compensation. The "family unit" of such a Highly Compensated Employee consists of the Highly Compensated Employee, the Highly Compensated Employee's spouse and the Highly Compensated Employee's lineal descendants who have not attained age 19 prior to the end of the Plan Year.

    1.9  "Determination Year" means the Plan Year.

    1.10 "Disability" means the mental or physical inability of a Participant to perform his normal job, as evidenced by his receipt of disability benefits under the Social Security Act.


                                          3.

    1.11 "Discretionary Contributions" means the contribution, if any, made by an Employer pursuant to Section 3.4.

    1.12 "Effective Date" means January 1, 1993, except as otherwise specified in Article VI, Article VII, or required by the Tax Reform Act of 1986, as amended.

    1.13 "Election Date" means the last day of each month of each Plan Year and shall be the date on which Salary Deferral Elections and investment elections become effective. As of January 1, 1996, Election Date shall mean the first day of each month of each Plan Year.

    1.14 "Eligible Employee" means any Employee, except the following
Employees:

         (a) An Employee whose compensation and conditions of employment are subject to determination by collective bargaining, provided that retirement entitlements have been a subject of good-faith bargaining between an Employer and the person's lawful representative or bargaining agent unless the agreement specifically provides for coverage of such Employee under this Plan;

         (b) An Employee who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d) of the Code) from an Employer, such earned income constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

         (c) An Employee whose age is less than 21 years (effective January 1, 1996, this restriction shall be reduced to less than 18 years of age);

         (d)  A "leased employee" as defined in Section 1.16 of the Plan.

    1.15 "Eligible Spouse" means that spouse to whom a Participant is married on the earlier of the date such Participant's benefits commenced or the date of his death. The term "Eligible Spouse" means a former spouse in place of the Participant's current spouse to the extent provided under a "qualified domestic relations order" as described in Section 414(p) of the Code.

    1.16 "Employee" means a person currently employed by an Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, and any other person qualifying as a common law employee of an Employer. The term "Employee" also includes a "leased employee." The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially


                                          4.

full-time basis for a period of at least one year, and such services are of the type historically performed by employees in the business field of the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a plan if (A) such plan is a money purchase pension plan with a nonintegrated employer contribution rate for each participant of at least 10% of compensation, (B) such plan provides for full and immediate vesting, and (C) each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization immediately participates in such plan, and (ii) leased employees do not constitute more than 20% of the recipient's Non-Highly Compensated Employees.

    1.17 "Employer" means the Company and any other corporation or trade or business which has adopted or hereafter adopts the Plan with the approval of the Company. A list of adopting Employers is attached to this Plan as "Appendix A" and shall be kept current by the Committee.

    For purposes of the definition of Highly Compensated Active Employee,
Article V (Nondiscrimination Limitations on Contributions), Article VIII (Distribution of Benefits), Article IX (Withdrawals and Loans), Article XVI (Top-Heavy Rules) and determining an Employee's Service Hours of Service, the term "Employer" includes any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Sections 414(b), (c), (m), and (n) of the Code) of which an Employer adopting the Plan is a member, and any other entity required to be aggregated pursuant to
Section 414(o) of the Code and the regulations thereunder, and solely for the purposes of the limitations under Section 415 of the Code, as modified by
Section 415(h) of the Code, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group.

    In addition, for purposes of determining an Employee's Hours of Service and for purposes of Article VI (Limitations on Allocations), the term "Employer" includes the entities described in the preceding paragraph, as well as any corporation or trade or business for which a leased employee (within the meaning of Section 414(n) of the Code) performs services, but only for such period as the leased employee performs such services.

    1.18 "Entry Date" means the date upon which an Eligible Employee becomes a Participant, which shall be the first day of each calendar month.

    1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


                                          5.

    1.20 "Family Member" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants.

    1.21 "Highly Compensated Active Employee" means any Employee who performs service for an Employer during the Determination Year and who, during the Look-Back Year either: (i) received Compensation from an Employer in excess of $75,000 (indexed at the same time and in the same manner as the dollar limit in Section 415(d) of the Code is indexed); (ii) received Compensation from an Employer in excess of $50,000 (indexed at the same time and in the same manner as the dollar limit in Section 415(d) of the Code is indexed) and was a member of the "top-paid group" for such year; or (iii) was an officer of an Employer and received Compensation during such year greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; provided, however, that if no officer received Compensation in excess of 50% of the dollar limit in effect under Section 415(b)(1)(A) of the Code, the highest paid officer for such year shall be treated as a Highly Compensated Employee. The term Highly Compensated Active Employee also includes: (i) an Employee who is both described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and the Employee is one of the 100 Employees who received the most Compensation from an Employer during the Determination Year, and (ii) an Employee who is a 5% owner at any time during the Look-Back Year or Determination Year. An Employee shall be considered to be in the "top-paid group" for any Determination Year or Look-Back Year if the Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year.

    1.22 "Highly Compensated Employee" for Plan years commencing prior to January 1, 1997, Highly Compensated Employee means an Employee who is either a Highly Compensated Active Employee or a Highly Compensated Former Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the "top-paid group," the top 100 employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

    For Plan Years commencing on or after January 1, 1997, Highly Compensated Employee means any Employee who performs service for an Employer during the Determination Year and who, during the Look-Back Year meets any of the following criteria:

         (i) is a five percent (5%) owner (as determined under Code Section 416(i)(1)) of any Affiliated Company;


                                          6.

         (ii) received aggregate Compensation for the Look-Back Year in excess of Eighty Thousand Dollars ($80,000.00) and was a member of the Top-Paid Group for the Look-Back Year.

    The term "Top-Paid Group" shall mean the top twenty percent (20%) of all Employees (including any Leased Employees treated as Employees pursuant to Section 20.12) when ranked on the basis of the Compensation paid to such Employees for the Determination Period. However, for purposes of calculating the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

         (i)  Employees who have completed less than six (6) months of Service,

         (ii) Employees who normally work less than seventeen and one-half (171/2) hours per week,

         (iii) Employees who normally work six (6) months or less during the Determination Period,

         (iv) Employees who are excluded from the definition of Employee under
Section 1.14(a).

    The dollar amount specified in paragraph (b) shall be automatically adjusted each Plan Year beginning after December 31, 1997 to take into account cost-of-living increases in accordance with the Regulations issued under Code
Section 415(d).

    For purposes of this subsection 1.22, the Compensation of each Employee shall be determined on an aggregate basis as if all the Employers were a single employer entity paying such earnings. All other determinations under this subsection 1.22 shall be made in accordance with Code Section 414(q) and the Treasury Regulations thereunder.

    1.23 "Highly Compensated Former Employee" means an Employee who
(i) separated from service (or was deemed to have separated) prior to the Determination Year, (ii) performs no service for an Employer during the Determination Year, and (iii) was a Highly Compensated Active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

    1.24 "Hour of Service" means each hour for which an Employee is:

         (a) Directly or indirectly paid or entitled to payment by an Employer for the performance of duties;


                                          7.

         (b) Directly or indirectly paid or entitled to payment by an Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or an authorized leave of absence. However, no more than 501 Hours of Service shall be credited under this paragraph (b) on account of any single continuous period during which the Employee performs no duties
(whether or not such period occurs     in a single computation period).
Payments made or due under a plan maintained by an Employer solely to comply with applicable workers' compensation, unemployment compensation, or disability insurance law, or to reimburse an Employee for medical or medically-related expenses, shall not be considered as payments by an Employer for purposes of this paragraph (b);

         (c) Absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement. No more than 501 Hours of Service shall be credited under this paragraph (c) by reason of any one pregnancy or placement. Hours of Service credited under this paragraph (c) shall be credited solely for determining whether a One-Year Break in Service has occurred. All Hours of Service credited under this paragraph (c) shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period in order to avoid a One-Year Break in Service. If none of the Hours of Service are required in such computation period, then the Hours of Service shall be credited in the next computation period. Credit shall be given pursuant to this paragraph (c) only after the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for the reason described in this paragraph; or

         (d) Either awarded back pay or for which an Employer agrees to pay such back pay, irrespective of mitigation of damages. The number of hours for which back pay is attributable shall be determined in accordance with Department of Labor Regulations, Section 2530.200b-2(b). An Hour of Service received under this paragraph (d) shall be credited to that computation period for which the award was granted. No hours shall be credited under this paragraph (d) if the same hours have been credited under paragraphs (a), (b), or (c), above. Hours of Service for which back pay is awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

    The number of Hours of Service to be credited to an Employee shall be determined on an equivalency basis by crediting the Employee with 190 Hours of Service for each month during which he completes one Hour of Service. Hours of


                                          8.

Service shall be credited to the applicable computation period in accordance with 29 Code of Federal Regulations Sections 2530.200b-2(b) and (c).

    1.25 "Look-Back Year" means the 12-month period immediately preceding the Determination Year.

    1.26 "Matching Contribution" means the contribution, if any, made to the Plan by an Employer pursuant to Section 3.3.

    1.27 "Matching Contribution Account" means the account maintained for each Participant for the purpose of recording any Matching Contributions allocated to the Participant and any company matching contribution amount transferred from the Norandex, Inc. Employees' Savings Plan, as adjusted for earnings and losses allocated thereto.

    1.27A "Norandex Savings Plan" means the Norandex, Inc. Employees' Savings Plan as in effect immediately prior to the January 1, 1996.

    1.28 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

    1.29 "Normal Retirement" means retirement on a Participant's Normal Retirement Date.

    1.30 "Normal Retirement Age" means the earlier of attaining age 60 or attaining age 55 with 5 Years of Service.

    1.31 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's attainment of Normal Retirement Age.

    1.32 "One-Year Break in Service" means, for purposes of vesting, with respect to any Employee, a Plan Year during which the Employee is credited with 500 or fewer Hours of Service. For purposes of determining an Employee's eligibility to participate, the term "One-Year Break in Service" means, with respect to any Employee, an eligibility computation period during which the Employee is credited with 500 or fewer Hours of Service. The initial computation period is the 12-consecutive month period commencing on the date the Employee first performs an Hour of Service for an Employer ("Employment Commencement Date"). The succeeding eligibility computation period commences with the first Plan Year which commences prior to the first anniversary of the Employee's Employment Commencement Date.

    1.33 "Participant" means any Eligible Employee who has become a Participant of this Plan, in accordance with Article II of this Plan. "Participant" also means any Eligible Employee who has made a Rollover Contribution


                                          9.

pursuant to Section 3.6 regardless of whether such Eligible Employee has otherwise become a Participant in the Plan in accordance with Article II of the Plan; provided, however, that such a Participant shall not be entitled to have contributions made on his behalf or to otherwise make contributions under the Plan until he satisfies the requirements for participation set forth in
Article II.  In addition, "Participant" means any Non-Key Employee as defined in
Section 16.2(c) who is or has been allocated an Employer minimum contribution pursuant to Section 16.3, even if such Non-Key Employee is not otherwise a Participant.

    1.34 "Plan" means the Fibreboard Corporation 401(k) Retirement Plan, as set forth herein, and any amendments thereto.

    1.35 "Plan Year" means the twelve-month period ending on December 31 and each calendar year thereafter.

    1.36 "Prior Plan" means the Fibreboard Corporation Profit Sharing Plan, as in effect immediately prior to the Effective Date.

    1.37 "Resorts Group" means any adopting Employer who is classified as being in the resort and leisure industry.

    1.38 "Retirement Account" means the account established for a Participant for purposes of recording any Retirement Contributions allocated to the Participant and any amounts transferred from the Snider Plan, as adjusted for earnings and losses allocated thereto.

    1.39 "Retirement Contribution" means the contribution, if any, made to the Plan by an Employer pursuant to Section 3.5.

    1.40 "Rollover Account" means the account established for a Participant for purposes of recording any Rollover Contributions made by a Participant, as adjusted for earnings and losses allocated thereto.

    1.41 "Rollover Contribution" means a contribution made by a Participant pursuant to Section 3.6.

    1.42 "Salary Deferral Contribution Account" means the account maintained for each Participant for the purpose of recording any Salary Deferral Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.

    1.43 "Salary Deferral Contributions" means the contributions, if any, made by an Employer on behalf of a Participant pursuant to Section 3.1.


                                         10.

    1.44 "Salary Deferral Election" means an election made by an Eligible Employee, pursuant to Section 2.2 to defer a specified percentage of the Eligible Employee's Compensation for the Plan Year.

    1.45 "Snider Plan" means the Snider Lumber Products Company Profit Sharing Plan as in effect immediately prior to the Effective Date.

    1.46 "Trust" means the trust established pursuant to Article XI of this Plan.

    1.47 "Trust Agreement" means the agreement entered into between the Company and the Trustee pursuant to Article XI.

    1.48 "Trustee" means the trustee or trustees of the Trust established pursuant to this Plan.

    1.49 "Valuation Date" means June 30 and December 31 of each Plan Year and such other date or dates as may be designated by the Administrator for the valuation of Accounts of Participants.

    1.50 "Year of Service" means for vesting purposes a Plan Year during which an Employee is credited with not less than 1,000 Hours of Service. For purposes of determining an Employee's eligibility to participate under Section 2.1, a "Year of Service" means a 12-month eligibility computation period during which an Employee is credited with not less than 1,000 Hours of Service. The initial eligibility computation period is the 12-month period commencing on the date an Employee first performs one Hour of Service for an Employer ("Employment Commencement Date"). The succeeding eligibility computation period is the first Plan Year which commences prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is credited with 1,000 Hours of Service during the initial eligibility computation period. Notwithstanding the foregoing, for eligibility purposes only if an Employee completes 1,000 Hours of Service prior to the end of an eligibility computation period, the Employee will be deemed to have completed one Year of Service on the date the Employee completes such 1,000 Hours of Service.

    1.51 Masculine pronouns used herein shall include the feminine, and the singular number shall include the plural.


                                         11.

                                      ARTICLE II

                            ELIGIBILITY AND PARTICIPATION



    2.1  SERVICE REQUIREMENTS.

         (a) An Eligible Employee who had an account in the Prior Plan or the Snider Plan on December 31, 1992 shall become a Participant in the Plan on the Effective Date.

         (b) An Eligible Employee who had an account in the S-K-I Limited Ltd. 401(K) Retirement Plan and was an Employee on October 23, 1995 shall become a Participant in the Plan on January 1, 1996.

         (c) An Eligible Employee who had an account in the Norandex Savings Plan shall become a Participant in the Plan on January 1, 1996.

         (d) An Eligible Employee who was employed by the Vytec Corporation on January 1, 1996 shall become a Participant in the Plan on January 1, 1996.

         (e) An Eligible Employee who was participating in the Stucco Stone Products 401(k) Retirement Plan, Oklahoma Better Homes, Inc. Savings Plan or the Gentek Building Products Inc. Employee's Savings Plan on December 31, 1996 shall become a Participant in the Plan on January 1, 1997.

         (f)  An Eligible Employee not described in paragraphs (a), (b),
(c) (d) and (e), above, shall become a Participant as of the first or any succeeding Entry Date coincident with or next following the date he is credited with one Year of Service; provided, however, that if he is not then an Eligible Employee, he shall become a Participant as of the first or any succeeding Entry Date thereafter on which he is an Eligible Employee.

    2.2 SALARY DEFERRAL ELECTION. A Participant may elect to make a Salary Deferral Election in accordance with Section 3.1.

    2.3 TERMINATION OF PARTICIPATION. Participation in the Plan continues until a Participant terminates employment by reason of Normal Retirement, Disability, by death or until the Participant ceases to be an Employee. A Participant who continues in employ with an Employer after attaining Normal Retirement Age shall continue to participate in the Plan and have Salary Deferral Contributions, Retirement Contributions, and Matching Contributions allocated to his Account. An Employee whose participation in the Plan has terminated shall be eligible to participate in the Plan as soon as he or she resumes status as an


                                         12.

Eligible Employee and shall be eligible to make a Salary Deferral Election as of the Entry Date coinciding with or next following the date on which he again becomes an Eligible Employee.

    2.4 LEAVES OF ABSENCE. If an Employee is on a leave of absence with an Employer's consent, the Employee's service shall not be considered terminated for purposes of the Plan, provided that the Employee returns to the employ of the Employer within 30 days after the expiration of the leave of absence, or within any longer period as may be prescribed by law. A leave of absence shall mean a leave granted by an Employer, in accordance with rules uniformly applied to all Employees, for reasons of health or for reasons determined by the Employer to be in its best interests. A leave of absence shall also include periods of military service for which reemployment rights are prescribed by law. For purposes of determining an Employee's Years of Service, an Employee who is on an unpaid leave of absence shall not be credited with any Hours of Service during his leave of absence. An Employee who is on a paid leave of absence shall be credited with Hours of Service in accordance with Section 1.24. An Employee who does not return to the employ of an Employer within 30 days following the end of the leave of absence, or in the case of military service, within the time required by law, shall be deemed to have terminated his employment as of the date that the leave of absence began, unless such failure to return was the result of Normal Retirement, Disability or death of the Employee.

    2.5 SUSPENDED PARTICIPATION. A Participant who ceases to be an Eligible Employee, but who has not separated from service of an Employer, shall become a suspended Participant. During the period of suspension, no amounts which are based on his Compensation from and after the date of suspension shall be credited to his Account. However, amounts previously credited to a Participant's Account shall continue to vest, and the Participant shall be entitled to benefits in accordance with the other provisions of the Plan while he is a suspended Participant.


                                         13.

                                     ARTICLE III

                                    CONTRIBUTIONS



    3.1  SALARY DEFERRAL CONTRIBUTIONS.

         (a) DEFERRAL OF COMPENSATION. Subject to the limitations set forth in Article V and Section 3.2, below and notwithstanding anything in the Plan to the contrary, on or after the month following attaining 21 years of age a Participant may elect, pursuant to a Salary Deferral Election, to defer any whole percentage of his Compensation that is not less than 1% and not greater than 14% of his Compensation.

         (b)  DEFERRAL OF BONUS.  Subject to the limitations set forth in
Article V and Section 3.2, below, in addition to any amounts a Participant elects to defer pursuant to paragraph (a), above, a Participant shall be entitled to make a special Salary Deferral Election with respect to each special bonus payment of compensation that would otherwise be made to the Participant equal to any whole percentage or amount that does not exceed 14% of such bonus compensation payment.

         (c) CHANGES IN SALARY DEFERRAL ELECTION. A Participant may change his Salary Deferral Election as of any Election Date and may discontinue his Salary Deferral Election at any time by giving the Administrator such advance notice as determined by the Committee. All Salary Deferral Elections, changes in Salary Deferral Elections or discontinuances of Salary Deferral Elections shall be made in writing on such forms and in such manner as may be established by the Committee.

         (d) SALARY DEFERRAL CONTRIBUTIONS. An Employer shall make a Salary Deferral Contribution to the Plan for each Participant in an amount equal to the amount of Compensation which the Participant has elected to defer pursuant to his Salary Deferral Election. The Employer shall pay over all Salary Deferral Contributions to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event, within 30 days of the date on which such amounts would otherwise have been payable to the Employee in cash.

         (e) SUSPENSION OF SALARY DEFERRAL CONTRIBUTIONS. During a Plan Year, the Committee may, in its sole discretion (but subject to such rules and procedures as the Committee may prescribe), suspend or reduce the percentage of Compensation deferred by a Highly Compensated Employee pursuant to paragraphs (a) and (b) of this Section 3.1 for the remainder of the Plan Year if the Committee projects that the Plan will not satisfy the limitations set forth in


                                         14.

Section 5.2. If the Committee subsequently projects that the Participant's Salary Deferral Election has been reduced below the level necessary to satisfy the tests contained in Section 5.2, the Committee may permit (subject to such rules and procedures as the Committee may prescribe) such Participant to increase his or her Salary Deferral Election for the remainder of the Plan Year to a level not in excess of the level which the Committee projects will satisfy the test contained in Section 5.2.

    3.2  DOLLAR LIMIT ON SALARY DEFERRAL CONTRIBUTIONS.

         (a) AMOUNT OF DOLLAR LIMIT. No Participant shall receive Salary Deferral Contributions for the calendar year under this Plan which, when combined with any other elective deferrals (as defined in Code
Section 402(g)(3)) made by the Participant under any qualified plan, exceed $7,000 (as adjusted under Section 415(d) of the Code, in accordance with the manner prescribed by the Secretary of the Treasury).

         (b) DISTRIBUTION TO PARTICIPANT. Amounts deferred by a Participant in excess of the limits set forth in paragraph (a), above, ("Excess Deferrals") adjusted for income or loss pursuant to paragraph (c) below, shall be distributed to the Participant no later than the first April 15 following the close of the Participant's taxable year provided that the Participant or the Participant's Employer notifies the Administrator of such Excess Deferrals. Notwithstanding the foregoing, a Participant shall be deemed to have notified the Plan of Excess Deferrals to the extent the Participant has Excess Deferrals for the Participant's taxable year by taking into account only elective deferrals under the Plan and other plans of the Employers.

         (c) CALCULATION OF INCOME. The income or loss allocable to Excess Deferrals shall be equal to the sum of: (i) the income or loss for the Participant's taxable year allocable to the Participant's Salary Deferral Contributions multiplied by a fraction, the numerator of which is the Participant's Excess Deferrals for the taxable year, and the denominator of which is equal to the sum of (A) the portion of the Participant's Account attributable to Salary Deferral Contributions at the beginning of the Participant's taxable year, and (B) the Participant's Salary Deferral Contributions for the Participant's taxable year. The income or loss allocable to Excess Deferrals shall not include the income or loss for the period between the end of the taxable year and the date of distribution.

    3.3  MATCHING CONTRIBUTIONS.

         (a) PRE 1996 PLAN YEAR MATCHING CONTRIBUTIONS. Prior to January 1, 1996, an Employer contributed a Matching Contribution equal to one-third of the Salary Deferral Contributions made on the behalf of a Participant for a Plan Year, provided that the Matching Contribution made pursuant to this sentence did not exceed 2% of a Participant's Compensation for such Plan Year.


                                         15.

         (b) POST 1995 PLAN YEAR MATCHING CONTRIBUTIONS. Subject to the limitations set forth in Article V and subparagraph (e), effective January 1, 1996, an Employer shall make the following Matching Contributions:

              (i) An Employer shall contribute a Matching Contribution equal to 100% of the Salary Deferral Contributions made on the behalf of a Participant employed by the Resorts Group for a Plan Year, provided that the Matching Contribution made pursuant to this subparagraph shall not exceed 5% of such Participant's Salary Deferral Contributions for such Plan Year.

              (ii) An Employer shall contribute a Matching Contribution equal to 50% of Salary Deferral Contributions made on the behalf of a Participant (other than a Participant employed by the Resorts Group) employed for a Plan Year, provided that the Matching Contribution made pursuant to this subparagraph shall not exceed 6% of a Participant's Salary Deferral Contributions for such Plan Year.

         (c) FORFEITURES. Forfeitures arising under Article VII shall reduce an Employer's obligation to make Matching Contributions under this Section 3.3. An Employer may change the amount of Matching Contribution by notifying Participants in sufficient time to adjust their Salary Deferral Elections prior to the start of the period for which the new Matching Contribution percentage applies.

         (d) TIME OF CONTRIBUTION. An Employer shall pay over all Matching Contributions to the Trustee as soon as administratively practicable and in no event later than the Employer's federal tax filing date, including extensions thereof, for deducting such Matching Contributions. If Matching Contributions are made on a per pay period basis, then following the end of each Plan Year, the Employer shall following the end of each Plan Year, make an additional Employer Matching Contribution on behalf of each Participant who is still employed on the last day of the Plan Year and whose Employer Matching Contribution determined on an annual basis exceeds the amount of Employer Matching Contributions determined on per pay period basis throughout the Plan Year. The amount of this additional Employer Matching Contribution shall be equal to the difference between an Employer Matching Contribution determined based on annual Compensation and Salary Deferral Contributions for the entire Plan Year and the total amount of Employer Matching Contributions contributed to the Plan in accordance with subparagraph above.

         (e) VYTEC CORPORATION. Employee of Vytec Corporation are not entitled to receive Matching Contributions.

    3.4 DISCRETIONARY CONTRIBUTIONS. An Employer shall be permitted to make such additional contributions to the Trust as it deems necessary in order to comply with either the actual deferral percentage requirements of


                                         16.

Section 401(k)(3) of the Code or the contribution percentage requirements of
Section 401(m)(2) of the Code for a Plan Year. An Employer may designate all or any part of a Discretionary Contribution as a contribution to the Salary Deferral Contribution portion of the Plan which shall be used for Section 401(k) purposes or a contribution to the Matching Contribution portion of the Plan which shall be used for Section 401(m) purposes. Any Discretionary Contribution designated as a contribution to the Salary Deferral Contribution portion of the Plan shall be allocated to the Salary Deferral Contribution Accounts of Participants as necessary to satisfy the requirements set forth in Section 401(k)(3) of the Code and Section 5.2 of the Plan. Such Discretionary Contributions shall satisfy the requirements for qualified nonelective contributions treated as elective deferral contributions under
Section 401(k)(3)(B) and (C) of the Code and shall be subject to the withdrawal and distribution rules applicable to Salary Deferral Contributions. Any Discretionary Contributions designated as a contribution to the Matching Contribution portion of the Plan shall satisfy the requirements for qualified nonelective contributions treated as matching contributions under Section 401(m)(4)(C) of the Code. Such contributions shall be allocated as of the last day of such Plan Year to any or all Participants on that date, other than Participants who are Highly Compensated Employees, in accordance with the average of their respective Actual Deferral Percentage and/or Contribution Percentage for such Plan Year.

    3.5 RETIREMENT CONTRIBUTIONS. For each Plan Year, an Employer shall make a Retirement Contribution to the Trust in one or more installments in the amount determined under paragraph 4.4, below. Forfeitures arising under Article VII shall reduce an Employer's obligation to make Retirement Contributions under this Section 3.5. The Plan Year for which each Retirement Contribution is made shall be designated at the time of the contribution. An Employer shall pay over all Retirement Contributions to the Trustee as soon as administratively practicable and in no event later than the Employer's federal tax filing date, including extensions thereof, for deducting such Retirement Contributions.

    3.6  ROLLOVER CONTRIBUTIONS.

         (a) ROLLOVERS FROM OTHER QUALIFIED PLANS. An Eligible Employee who has distributed to him his entire interest in a plan meeting the requirements of
Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution to the Trustee, provided that the following conditions are met:

              (i) The transfer is made in cash on or before the 60th day after the Eligible Employee receives the distribution; and

              (ii) The distribution qualifies as an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code.


                                         17.

         (b) ROLLOVERS FROM INDIVIDUAL RETIREMENT ACCOUNTS. An Eligible Employee who receives a distribution from an individual retirement account described in Section 408(b) of the Code which constitutes the entire amount of such account, and no portion of which is attributable to any source other than an eligible rollover distribution from a plan qualified under Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the entire amount of such distribution to the Trustee within 60 days after receiving the distribution.

         (c) ADMINISTRATION. The Committee shall develop such procedures, including procedures for obtaining information from an Eligible Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the transfer will meet the requirements of this
Section 3.6. If the Administrator later determines that an amount transferred pursuant to paragraph (a) or (b), above, did not satisfy the requirements set forth in those paragraphs, the Eligible Employee's Rollover Contribution Account shall immediately be (1) segregated from all other assets of the Plan,
(2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying Rollover Contribution shall be deemed never to have been part of the Plan.

    3.7 MAXIMUM CONTRIBUTION. Employer contributions to the Plan shall not exceed the amount which the Company estimates will be deductible under
Section 404(a)(3), or, if applicable under Section 404(a)(7) of the Code, or any successor or similar statutory provision hereafter enacted.


                                         18.

                                      ARTICLE IV

                        ALLOCATIONS TO PARTICIPANTS' ACCOUNTS



    4.1 ACCOUNTS. The Committee shall establish and maintain, where appropriate, separate accounts for each Participant, including a Salary Deferral Account, a Matching Contribution Account, a Retirement Account, and a Rollover Account. Since these individual accounts are maintained only for accounting purposes, a segregation of the Trust assets within each account is not required.

    4.2 ALLOCATION OF SALARY DEFERRAL CONTRIBUTIONS. Salary Deferral Contributions made by an Employer pursuant to Section 3.1(d), if any, shall be allocated to the Salary Deferral Accounts of Participants in amounts equal to the Salary Deferral Contributions contributed on their behalf pursuant to
Section 3.1(d).

    4.3 ALLOCATION OF MATCHING CONTRIBUTIONS. Matching Contributions made by an Employer pursuant to Section 3.3 shall be allocated to the Matching Contribution Accounts of Participants in amounts equal to the Matching Contribution contributed on their behalf pursuant to Section 3.3.

    4.4 ALLOCATION OF RETIREMENT CONTRIBUTIONS. Retirement Contributions made by an Employer pursuant to Section 3.5 shall be allocated as of the last day of the Plan Year (or as prescribed by the Retirement Committee) to the Retirement Account of each "Eligible Participant" as follows:

         (a) PRE 1996 PLAN YEAR RETIREMENT CONTRIBUTIONS. Prior to January 1, 1996, Retirement Contribution were allocated to the Retirement Contribution Account of each "Eligible Participant" in accordance with one of the following percentages:

              (i)  3% of Compensation to each hourly paid Eligible Participant.

              (ii) 5% of Compensation to each salaried Eligible Participant who is not a Highly Compensated Employee (and effective June 15, 1995, each salaried Eligible Participant who was a Highly Compensated Employee and whose employment with the Employer was terminated on or after June 15, 1995 by reason of the sale of the Woods Product Group).

              (iii) 3% of Compensation to each salaried Eligible Participant who is a Highly Compensated Employee.


                                         19.

    The allocation to the Retirement Accounts of Eligible Participants described in (i) or (iii) above may, in the discretion of the Company, be increased to a level not in excess of 5% of each such Participant's Compensation provided that such increased allocation is permissible under the requirements of
Section 401(a)(4) of the Code and applicable regulations.

         (b) POST 1995 PLAN YEAR RETIREMENT CONTRIBUTIONS. Effective January 1, 1996, an Employer shall make a Retirement Contribution to the Retirement Account of each "Eligible Participant" in the amount of 4% of Compensation of each "Eligible Participant." Notwithstanding the foregoing, Stone Products Corporation shall make a Retirement Contribution to the Retirement Account of each of its Employees who are Eligible Participants in the amount of 2% of their Compensation.

         (c) ELIGIBLE PARTICIPANT. For purposes of this Section 4.4, an "Eligible Participant" means a Participant (other than an Employee of the Vytec Corporation or as of January 1, 1996 an Employee of the Resorts Group) who completes 1,000 Hours of Service in a Plan Year and is either employed on the last day of the Plan Year, or (i) terminated employment during the Plan Year by reason of Normal Retirement, Disability or by death, (ii) terminated employment on or after June 15, 1995, by reason of the sale of the Woods Product Group,
(iii) terminated employment with the Fibreboard Corporation between August 31, 1996 and December 31, 1996 as the result of the closing of the Walnut Creek office; provided, however, that if allocations pursuant to this Section 4.4 do not satisfy the coverage requirements of Section 410(b) of the Code, the term Eligible Participant also shall include a Participant who completes 500 hours of Service in a Plan Year.

    4.5 ALLOCATION TO ROLLOVER ACCOUNT. Any Rollover Contribution made by a Participant pursuant to Section 3.6 shall be allocated to the Rollover Account established for such Participant.


                                         20.

                                      ARTICLE V

                    NONDISCRIMINATION LIMITATIONS ON CONTRIBUTIONS



    5.1 DEFINITIONS. For purposes of this Article V, the following definitions shall apply unless otherwise indicated:

         (a) "Actual Deferral Percentage" means for a Plan Year the ratio (calculated to the nearest one-hundredth of one percent) of a Participant's Salary Deferral Contributions and the Discretionary Contributions the Company elects to take into account in computing the Actual Deferral Percentage made on behalf of a Participant divided by the Participant's Compensation for the Plan Year. The Actual Deferral Percentage of a Participant who has no Salary Deferral Contributions or Discretionary Contributions made on his behalf shall be zero. A Participant's Actual Deferral Percentage shall be computed according to the following rules:

              (i) Salary Deferral Contributions, Discretionary Contributions, and Qualified Matching Contributions made on behalf of a Participant shall be taken into account for a Plan Year only if such contributions are paid to the Trust within two and one-half months after the end of such Plan Year.

              (ii) In the case of a Highly Compensated Employee who is eligible to participate in two or more plans of an Employer to which elective deferrals may be made (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), all elective deferral contributions made on behalf of the Highly Compensated Employee must be aggregated for purposes of determining such Highly Compensated Employee's Actual Deferral Percentage.

              (iii) If the Employers maintain two or more plans that are subject to the requirements of Section 401(k) of the Code, and such plans are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of determining the Actual Deferral Percentage of a Participant.

              (iv) For Plan Years prior to January 1, 1997, if an eligible Highly Compensated Employee is either a five percent owner (as defined in Section 416(i)(1) of the Code) or in the group of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year the combined Actual Deferral Percentage for the family group (which includes the Highly Compensated Employee and which is treated as one Highly Compensated Employee) shall be determined by combining the elective deferrals, compensation and amounts treated as elective deferrals of all the eligible Family Members. The


                                         21.

elective deferrals, compensation and amounts treated as elective deferrals of all Family Members are disregarded for purposes of determining the Actual Deferral Percentage of all other Highly Compensated Employees and Non-Highly Compensated Employees.

         (b) "Average Actual Deferral Percentage" means the average of the Actual Deferral Percentages of the eligible Participants in a group.

         (c) "Average Contribution Percentage" means the average of the Contribution Percentages of the eligible Participants in a group.

         (d) "Average Percentage" means the Average Actual Deferral Percentage or the Average Contribution Percentage, as applicable.

         (e) "Contribution Percentage" means for a Plan Year the ratio of a Participant's Matching Contributions and any Salary Deferral Contributions the Company elects to take into account in computing the Contribution Percentage to the Participant's Compensation for the Plan Year. The Contribution Percentage of a Participant who has no Matching Contributions made on his behalf and for whom the Company elects to take no Salary Deferral Contributions into account shall be zero. A Participant's Contribution Percentage shall be computed according to the following rules:

              (i) Matching Contributions made on the Participant's behalf shall be taken into account for a Plan Year only if such Matching Contributions are allocated to the Participant's Account during such Plan Year and paid to the Trust no later than the end of the 12th month following the end of such Plan Year.

              (ii) In the case of a Highly Compensated Employee who is eligible to participate in two or more plans of an Employer to which matching contributions, after-tax contributions, or both, are made (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), all such contributions made on behalf of such Highly Compensated Employee must be aggregated for purposes of determining such Highly Compensated Employee's Contribution Percentage.

              (iii) If the Employers maintain two or more plans that are subject to the requirements of Section 401(m) of the Code, and such plans are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of determining the Contribution Percentage of a Participant.

              (iv) For Plan Years prior to 1997, if a Highly Compensated Employee is either a five percent owner (as defined in Section 416(i)(1) of the Code) or in the group of the ten Highly Compensated Employees


                                         22.

paid the greatest Compensation during the Plan Year, the combined Contribution Percentage for the family group (which includes the Highly Compensated Employee and which is treated as one Highly Compensated Employee) shall be determined by combining the after-tax contributions, compensation, matching contributions and amounts treated as matching contributions of all the eligible Family Members. The after-tax contributions, compensation, matching contributions and amounts treated as matching contributions of all Family Members are disregarded for purposes of determining the Contribution Percentage of all other Highly Compensated Employees and Non-Highly Compensated Employees.

         (f) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

              (i) the aggregate amount of the Matching Contributions allocated to a Highly Compensated Employee for a Plan Year, over

              (ii) the maximum amount of such contributions that may be allocated to the Highly Compensated Employee without violating the limitations set forth in Section 5.2.

    For Plan Years prior to 1997, the maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees by Contribution Percentage in descending order and then reducing the Matching Contributions from the Accounts of the Highly Compensated Employees starting with the highest Contribution Percentage to the extent required to: (i) enable the Plan to satisfy the limitations set forth in
Section 5.2, or (ii) cause such Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the Plan satisfies the limitations set forth in Section 5.2. Notwithstanding the foregoing, in the case of a Highly Compensated Employee whose Contribution Percentage is determined under the family aggregation rules set forth in Section 5.1(e)(iv), this reduction shall be accomplished by reducing such Highly Compensated Employee's Contribution Percentage in the manner set forth above and allocating Excess Aggregate Contributions for the family group among the Family Members in proportion to the Matching Contributions of each Family Member that are combined to determine the Contribution Percentage. In no event shall the amount of Excess Aggregate Contributions exceed the amount of Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

    For Plan Years after 1996, the maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees with the highest dollar amount of Matching Contributions in descending order, and then reducing the Matching Contributions


                                         23.

of the Employee with the highest dollar amount of Matching Contributions to the LESSER of (i) the dollar amount which would yield the Contribution Percentage necessary to allow the Contribution Percentage for all Highly Compensated Employees to satisfy the limitations set forth in Section 5.2, or (B) the dollar amount of the Matching Contribution of the Highly Compensated Employee with the next highest dollar amount of such Matching Contributions. This process shall be repeated until the Plan satisfies the limitations set forth in Section 5.2. The family aggregation rules set forth above do not apply for Plan Years after 1996.

         (g) "Excess Contributions" means, with respect to any Plan Year, the excess of:

              (i) the Salary Deferral Contributions allocated to a Highly Compensated Employee for a Plan Year, over

              (ii) the maximum amount of Salary Deferral Contributions that may be allocated to such Highly Compensated Employee without violating the limitations set forth in Section 5.2.

    For Plan Years prior to 1997, the maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees by Actual Deferral Percentage in descending order, and then reducing Salary Deferral Contributions from the Accounts of Highly Compensated Employees starting with the highest Actual Deferral Percentage to the extent required to: (i) enable the Plan to satisfy the limitations set forth in Section 5.2 or (ii) cause each such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the limitations set forth in
Section 5.2. Notwithstanding the foregoing, in the case of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules set forth in Section 5.1(a)(iv), this reduction shall be accomplished by reducing such Highly Compensated Employee's Actual Deferral Percentage in the manner set forth above and allocating Excess Contributions for the family group among the Family Members in proportion to the Salary Deferral Contributions of each Family Member that are combined to determine the Actual Deferral Percentage. In no event shall Excess Contributions exceed the amount of Salary Deferral Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

    For Plan Years after 1996, the maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees with the highest dollar amount of Salary Deferral Contributions in descending order, and then reducing the Employee with the highest dollar amount of Salary Deferral Contributions to the LESSER of (i) the dollar amount which would yield the Actual Deferral Percentage necessary to


                                         24.

allow the Actual Deferral Percentage for all Highly Compensated Employees to satisfy the limitations set forth in Section 5.2, or (B) the dollar amount of the Salary Deferral Contribution of the Highly Compensated Employee with the next highest dollar amount of such Salary Deferral Contributions. This process shall be repeated until the Plan satisfies the limitations set forth in
Section 5.2. The family aggregation rules set forth above do not apply for Plan Years after 1996.

    5.2 PERCENTAGE LIMITATIONS ON CONTRIBUTIONS. Notwithstanding anything in the Plan to the contrary, the Average Actual Deferral Percentage and the Average Contribution Percentage of Participants must each satisfy either the basic Limitation or the alternative Limitation set forth below:

         (a) BASIC LIMITATION. The Average Percentage of Highly Compensated Employees who are eligible to participate in the Plan under Article II (whether or not such Employees elect to have their Compensation reduced) shall not exceed for the Plan Year the Average Percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan under Article II (whether or not such Employees elect to have their Compensation reduced) for the prior Plan Year multiplied by 1.25.

         (b) ALTERNATIVE LIMITATION. The Average Percentage of Highly Compensated Employees who are eligible to participate in the Plan under
Article II (whether or not such Employees elect to have their Compensation reduced) shall not exceed the Average Percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan under Article II (whether or not such Employees elect to have their Compensation reduced) for the prior Plan Year multiplied by two, provided that the Average Percentage of Highly Compensated Employees does not exceed the Average Percentage of Non-Highly Compensated Employees by more than two percentage points.

         (c) MULTIPLE USE LIMITATION. If both the average actual deferral percentage test and the average contribution percentage test do not satisfy the basic limitation set forth in paragraph (a) of this Section 5.2 and one or more Highly Compensated Employees are eligible to have Salary Deferral Contributions made on their behalf and to have Matching Contributions made on their behalf, then the sum of the Actual Deferral Percentages of Highly Compensated Employees plus the sum of the Contribution Percentages of Highly Compensated Employees shall not exceed the greater of:

              (i) The sum of: (A) 1.25 times the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees, plus (B) two percentage points plus the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees; or


                                         25.

              (ii) The sum of: (A) 1.25 times the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees, plus (B) two percentage points plus the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees. If the multiple use limitation set forth in this paragraph (c) is exceeded, the Administrator shall determine the maximum percentage to be used in place of the calculated percentage for all Highly Compensated Employees that would reduce either or both the Actual Deferral Percentage or Contribution Percentage for the Highly Compensated Employees in order that the multiple use limitation shall be satisfied. Any excess shall be handled in the same manner that Excess Contributions or Excess Aggregate Contributions are handled.

    5.3  REMEDIAL MEASURES.  If the Plan does not satisfy the requirements of
Section 5.2 for any Plan Year, the Administrator shall take such remedial measures, as necessary, in accordance with either Section 5.4 or Section 5.5 in order that the limitations set forth in Section 5.2 are met.

    5.4  CORRECTION OF ACTUAL DEFERRAL PERCENTAGE TEST.

         (a) GENERAL RULES. The Administrator shall determine the Excess Contributions for each Highly Compensated Employee in accordance with
Section 5.1(g) and either: (i) distribute such amounts along with income or loss attributable thereto, to the appropriate Highly Compensated Employees in the manner set forth in paragraph (b) of this Section 5.4; (ii) contribute a Discretionary Contribution on behalf of each Participant who is a Non-Highly Compensated Employee in order that the limitations in Section 5.2 are met;
(iii) use any combination of (i), (ii), and (iii) to satisfy the limitations in
Section 5.2.

         (b) DISTRIBUTION OF EXCESS CONTRIBUTIONS. Excess Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made. The amount of Excess Contributions shall be reduced in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of the Excess Deferrals, if any, distributed to the Participant under Section 3.2(b).

    The income or loss attributable to Excess Contributions shall be equal to the sum of: (i) the income or loss allocable to the Salary Deferral Contributions made on the Participant's behalf for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year, and the denominator of which is equal to the sum of (A) that portion of the Participant's Account attributable to Salary Deferral Contributions at the beginning of the Participant's taxable year, and (B) the Participant's Salary Deferral Contributions for the Participant's taxable year. The income or loss allocable to


                                         26.

Excess Contributions shall not include the income or loss for the period between the end of the taxable year and the date of distribution.

         (c) TREATMENT AS ANNUAL ADDITIONS. Excess Contributions shall be treated as Annual Additions under Section 6.1(a).

    5.5  CORRECTION OF AVERAGE CONTRIBUTION PERCENTAGE TEST.

         (a) GENERAL RULE. The Administrator shall determine the Excess Aggregate Contributions in accordance with Section 5.1(f) and either: (i) cause such amounts along with the income or loss attributable thereto to be forfeited, if not vested under the terms of the Plan, or, if vested, distributed no later than the last day of the Plan Year; (ii) contribute a Discretionary Contribution on behalf of each Participant who is a Non-Highly Compensated Employee in order that the limitations in Section 5.2 are met; or (iii) use any combination of
(i) and (ii) to satisfy the limitations in Section 5.2. Any forfeiture or distribution shall be made on the basis of the respective portion of the amount of Excess Aggregate Contributions attributable to each Highly Compensated Employee whose Matching Contributions Account received an allocation for the preceding Plan Year.

         (b) CALCULATION OF INCOME. The income or loss attributable to Excess Aggregate Contributions shall be equal to the sum of: (i) the income or loss allocable to the Participant's Matching Contributions, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year, and the denominator of which is equal to the sum of (A) that portion of the Participant's Account attributable to Matching Contributions at the beginning of the Participant's taxable year, plus (B) the Participant's Matching Contributions for the Participant's taxable year. The income or loss allocable to Excess Aggregate Contributions shall not include the income or loss for the period between the end of the taxable year and the date of distribution.

         (c) DEADLINE FOR DISTRIBUTION. Excess Aggregate Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of the Plan Year following the Plan Year for which such Excess Aggregate Contributions were made. Excess Aggregate Contributions shall be distributed from the Participant's Matching Contribution Account.

         (d) TREATMENT AS ANNUAL ADDITIONS. Excess Aggregate Contributions shall be treated as Annual Additions under Section 6.1(a).

    5.6 COMPLIANCE WITH TREASURY REGULATIONS. The Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m)(2) of the Code and the regulations thereunder, and such requirements are hereby incorporated by reference.


                                         27.

                                      ARTICLE VI

                              LIMITATIONS ON ALLOCATIONS



    6.1 ALLOCATION LIMITATION DEFINITIONS. For purposes of this Article VI, the following definitions shall apply:

         (a) "Annual Additions" means for any Limitation Year the sum of the following amounts credited to a Participant's account in all qualified defined contribution plans maintained by an Employer: (i) Employer contributions,
(ii) Employee contributions, and (iii) forfeitures. In addition, the term "Annual Additions" includes amounts allocated after March 31, 1984, to an individual medical account as defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by an Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in
Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
Section 419(e) of the Code maintained by an Employer.

         (b) "Defined Benefit Fraction" means a fraction, the numerator of which is the Projected Annual Benefit of the Participant under all defined benefit plans maintained by an Employer (determined as of the close of the Limitation Year) and the denominator of which is the lesser of:

              (i) the product of 1.25 multiplied by the maximum dollar limitation under Section 415(b)(1)(A) of the Code, as adjusted in accordance with regulations issued by the Secretary of the Treasury, or

              (ii) the product of 1.4 multiplied by an amount which is 100% of the Participant's average Compensation for the three consecutive calendar years while he or she was a Participant in the Plan in which his or her Compensation was the highest.
A Participant's "Projected Annual Benefit" is the annual benefit (as defined in Treasury Regulation Section 1.415-3(b)(1)(i)) a Participant would receive if he or she continued employment, receiving his current Compensation in each Limitation Year, until the later of age 65 or the Participant's current age, and if all relevant factors used to determine benefits under the Plan for the current Limitation Year remained constant for all future Limitation Years.

         (c) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the accounts of the Participant in all defined contribution plans (as defined in Section 414(i) of the Code) maintained by an Employer (as of the end of the Limitation Year), and the


                                         28.

denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the
Employers:

              (i) the product of 1.25 multiplied by the maximum dollar limitation for a defined contribution plan under Section 415(c)(1)(A) of the Code (determined without regard to Section 415(c)(6) of the Code), as adjusted in accordance with regulations issued by the Secretary of the Treasury, or

              (ii) the product of 1.4 multiplied by an amount equal to 25% of the Participant's Compensation.

         (d)  "Limitation Year" means the Plan Year.

    6.2 GENERAL RULE. Notwithstanding anything to the contrary contained in this Plan, the Annual Additions to a Participant's Account for any Limitation Year shall not exceed the lesser of $30,000 (or such larger amount equal to one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code, as adjusted by the Secretary of the Treasury) or 25% of the Participant's Compensation.

    6.3 PARTICIPATION IN DEFINED BENEFIT PLAN. If a Participant also is a participant in any defined benefit plan (as defined in Section 414(j) of the Code) maintained by an Employer, then in addition to the limitation contained in
Section 6.2, the sum of (i) the Defined Benefit Fraction and (ii) the Defined Contribution Fraction with respect to such Participant shall not exceed 1.0.

    6.4  EXCESS ANNUAL ADDITIONS.

         (a) ORDER OF REDUCTION. If, due to a reasonable error in calculating a Participant's Compensation for a Limitation Year, or due to the allocation of forfeitures, or such other facts and circumstances, as determined by the Internal Revenue Service, the Annual Additions to a Participant's Account would exceed the limitation described in Section 6.2, the Annual Additions made on behalf of a Participant shall be reduced in the following order of priority to the extent necessary to prevent the Annual Additions to any Participant's Account from exceeding the limitations set forth in Section 6.2:

              (i) Refund of any employee contributions made by the Participant to any other defined contribution plan and earnings thereon, if such refund is authorized under the terms of the other plan;

              (ii) Reduction in the Participant's allocation of Salary Deferral Contributions under this Plan for the Limitation Year in which the excess occurs; and


                                         29.

              (iii) Reduction in the Participant's allocation of Matching Contributions and Retirement Contributions under this Plan for the Limitation Year in which the excess occurs.
Reduction of Employer contributions under this Section 6.4 shall not affect the amount allocated to the Accounts of any Participant, except for a Participant on whose behalf the Employer contribution was reduced.

         (b) The excess Annual Additions reduced under paragraph (a), above, shall be credited to a suspense account and shall be used to reduce Employer contributions to the Plan on behalf of all Participants in the next Plan Year and in succeeding Plan Years, as necessary. Notwithstanding the foregoing, any Salary Deferral Contributions that are reduced in accord with this Section 6.4 shall be refunded to the Participant.

         (c) TREATMENT OF AMOUNTS IN SUSPENSE ACCOUNTS. Excess amounts, while retained in a suspense account, shall not participate in the allocation of investment gains and losses under Section 12.3 until reapplied to the Participants' Accounts and shall not be distributed to Participants. In the event of termination of the Plan, the suspense account shall revert to the Employers to the extent that it may not then be allocated to any Participant's Account. Notwithstanding anything in the Plan to the contrary, an Employer shall not knowingly contribute any amount that would cause an allocation to a suspense account as of the date the contribution is allocated.

    6.5 AGGREGATION OF PLANS. For purposes of this Article VI, all defined contribution plans of an Employer (whether or not terminated) shall be treated as one defined contribution plan of the Employer, and all defined benefit plans of an Employer (whether or not terminated) shall be treated as one defined benefit plan of the Employer.

    6.6 EFFECTIVE DATE. The provisions of this Article VI shall be effective January 1, 1987.


                                         30.

                                     ARTICLE VII

                                       VESTING



    7.1  VESTING OF ACCOUNTS.

         (a)  SALARY DEFERRAL ACCOUNT AND ROLLOVER ACCOUNT.  The Salary
Deferral Account and the Rollover Account of a Participant shall be fully vested and nonforfeitable at all times and shall not be subject to divestment for cause.

         (b) RETIREMENT AND MATCHING CONTRIBUTION ACCOUNTS. The Retirement and Matching Contribution Accounts of Participants who have completed less than three Years of Service as of October 1, 1992 shall vest in accordance with the following schedule:

    Completed Years         Vested
      of Service          Percentage
    ---------------       ----------

    Less than 2               0%
         2                   20%
         3                   40%
         4                   60%
         5                   80%
    6 or more               100%

    The Retirement and Matching Contribution Accounts of Participants who have completed three or more Years of Service as of October 1, 1992 shall vest in accordance with the following schedule:

    Completed Years         Vested
      of Service          Percentage
    ---------------       ----------

         3                   40%
         4                   60%
         5                  100%

Years of Service completed prior to January 1, 1993 under both the Prior Plan and the Snider Plan will be counted towards the Participant's completed Years of Service under both vesting schedules set forth above. Notwithstanding the foregoing, a Participant shall be fully vested in his Retirement and Matching Contribution Accounts upon the attainment of Normal Retirement Age or if he terminates employment by reason of Disability or death.


                                         31.

         (c) YEARS OF SERVICE COMPLETED UNDER THE NORANDEX, INC. EMPLOYEES' SAVINGS PLAN. Notwithstanding the foregoing, for vesting purposes only, persons who as of December 31, 1995 are: (i) Employees of Norandex, Inc., (ii) Participants in the Norandex, Inc. Employees' Savings Plan, and (iii) have completed three or more Years of Service shall have the right to elect to have their nonforfeitable percentage computed under the five year cliff vesting schedule contained in the Norandex, Inc. Employees' Savings Plan, in accordance with the procedures set forth in Section 7.5.

    7.2  TERMINATION OF EMPLOYMENT; FORFEITURES.

         (a) If a Participant terminates employment and the value of the Participant's vested Account does not exceed $3,500 (and has never exceeded $3,500), the Participant shall receive a distribution of his entire vested Account in accordance with Article VII, and the nonvested portion of his Account shall be treated as a forfeiture. For purposes of this paragraph (a), if the value of a Participant's vested Account is zero, the Participant shall be deemed to have received a distribution of such vested Account.

         (b) If a Participant terminates employment and the value of the Participant's vested Account exceeds (or has ever exceeded) $3,500, and the Participant consents to receive a distribution of the vested portion of his Account in accordance with Section 8.1(b), the nonvested portion of his Account shall be treated as a forfeiture. If the Participant elects to have distributed less than the entire vested portion of his Account derived from Employer contributions, the part of the nonvested portion that shall be treated as a forfeiture shall be the nonvested portion of the Participant's Account multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Participant's Account attributable to Employer contributions.

         (c) If a Participant receives a distribution pursuant to paragraph (a) or (b), above, and the Participant is reemployed by an Employer, the Participant's Employer-derived Account, determined as of the date of the distribution, shall be restored from forfeitures, from income to the Plan, or from Employer contributions if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which the Participant is subsequently reemployed, or the date the Participant incurs five consecutive One-Year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to paragraph (a), above, and the Participant is reemployed by an Employer before the Participant incurs five consecutive One-Year Breaks in Service, upon reemployment of such Participant, the Participant's Employer-derived Account, determined as of the date of the deemed distribution shall be restored from forfeitures, from income to the Plan, or from Employer contributions.


                                         32.

    7.3 YEARS OF SERVICE DISREGARDED FOR VESTING PURPOSES. In determining Years of Service for purposes of determining a Participant's vested percentage under Section 7.1, all of the Participant's Years of Service shall be taken into account except as follows:

         (a) If at the time of a One-Year Break in Service a Participant does not have any vested right under Section 7.1, Years of Service before such One-Year Break in Service shall not thereafter be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (i) the aggregate number of Years of Service before such Breaks in Service, or (ii) five. Service before each Break in Service shall be deemed not to include any Service not required to be taken into account hereunder by reason of any prior Break in Service.

         (b) If a Participant has five consecutive One-Year Breaks in Service, Years of Service thereafter shall not be taken into account in determining the vested portion of his Account derived from contributions for periods before such Breaks in Service.

         (c)  Years of Service prior to the date the Participant attained age
18.

    7.4 NO DIVESTMENT FOR CAUSE. Amounts vested pursuant to this Article VII shall not be subject to divestment for cause.

    7.5  AMENDMENT OF VESTING SCHEDULE.  If the vesting schedule set forth in
Section 7.1 is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service may elect to have the nonforfeitable percentage completed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (a) 60 days after the date the amendment is adopted, (b) 60 days after the date the amendment becomes effective, or
(c) 60 days after the date the Participant is issued written notice of the amendment by an Employer or the Plan Administrator.


                                         33.

                                     ARTICLE VIII

                               DISTRIBUTION OF BENEFITS



    8.1  DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES.

         (a) TIME OF DISTRIBUTION. Subject to the following provisions of this Section 8.1, when a Participant's employment ceases, whether by reason of quit, discharge, Disability, retirement or death, the Committee shall determine the value of the Participant's vested Account in accordance with Section 12.3 and cause the vested Account to be distributed to the Participant, or, in the case of the Participant's death, to the Participant's Beneficiary, in the form set forth in paragraph (b), below, as soon as practicable after the event giving rise to the distribution occurs. To the extent not inconsistent with
Section 8.2, payment of the balance in the Participant's vested Account shall begin no later than the 60th day after the latest of the close of the Plan Year in which: (A) the Participant attains Normal Retirement Age; (B) occurs the fifth anniversary of the year in which the Participant commenced participation in the Plan; or (C) the Participant terminates service with his Employer.

         (b) FORM OF DISTRIBUTION. A Participant shall receive a distribution of his vested Account in the form of a single sum payment in cash or in kind. Notwithstanding the foregoing, a Participant (or the Participant's Beneficiary in the case of the death of the Participant) who was a participant in the Snider Plan may elect to receive a distribution of his vested Account in the form of either (a) a single sum payment or (b) installment payments over a period certain.

         (c)  DISTRIBUTIONS FROM THE COMPANY COMMON STOCK FUND.   When
requesting a distribution under this Article VIII, a Participant (or Beneficiary) may elect to receive the portion of his Account that is invested in the Company Common Stock Fund in whole shares of Company Common Stock. Any balance representing fractional shares will be distributed in cash.

         (d) CONSENT TO DISTRIBUTION. Notwithstanding any other provision of the Plan to the contrary, if the value of a Participant's vested Account exceeds (or has ever exceeded) $3,500, distribution of the benefits shall not be made without the Participant's written consent before the Participant attains age 62. The Administrator shall provide such a Participant with written notice of his right to defer distribution of the Participant's vested Account no less than 30 and no more than 90 days before distribution of such Participant's benefits have commenced. Such notice also shall contain an explanation of the eligibility requirements for, the material features of, and the relative values of the optional forms of benefits available under the Plan. After receipt of the notice described


                                         34.

in this paragraph (c), a Participant may give his written consent to receive a distribution. If a Participant whose vested Account exceeds (or has ever exceeded) $3,500 does not consent to receive a distribution of his or her vested Account, the vested Account shall remain invested in the Trust until the earlier of the date the Participant attains age 62 or the Participant elects to receive a distribution of his or her vested Account. The provisions of this paragraph (c) shall not apply to distributions to Beneficiaries.

         (e) CASH-OUT OF SMALL ACCOUNTS. Notwithstanding anything in the Plan to the contrary, in the event that the Participant has terminated employment with a vested balance in his Account of $3,500 or less (and has never exceeded $3,500), the Participant's Account shall be distributed in a single sum distribution as soon as practicable after the Participant's termination of employment. No distribution may be made under this paragraph (d) after distribution of benefits have commenced without the Participant's written consent.

    8.2  MINIMUM DISTRIBUTION RULES.

         (a) REQUIRED BEGINNING DATE FOR PARTICIPANTS. Notwithstanding anything in the Plan to the contrary, distribution of the balance of the Participant's Account (or the first installment of such distribution) for a Participant who attains age 70 1/2 on or after January 1, 1988 shall begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, a Participant who attained age 70 1/2 in 1988 who is not a five percent owner of the Employer and who did not retire by January 1, 1989 shall be treated as if he retired on January 1, 1989 so that such Participant's first possible distribution calendar year is the 1989 Plan Year, and such Participant's required distribution date is April 1, 1990. However, if the amount of distribution required to commence on the date determined under this subparagraph cannot be ascertained by such date, or if it is not possible to make such distribution on such date because the Administrator has been unable to locate the Participant after making reasonable efforts to do so, a distribution retroactive to that date shall be made no later than 60 days after the earliest date on which the amount of such distribution can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

         (b) PERIOD OF DISTRIBUTION. If the form of distribution is other than a single sum distribution, then the Participant's entire interest shall be paid over a period not extending beyond the life (or the life expectancy) of the Participant, or the lives (or the joint life and last survivor expectancy) of the Participant and his Beneficiary. For purposes of this paragraph (b), a Participant may elect to have the life expectancy of either himself or his spouse, or both, redetermined; provided, however, that if a timely election is not made, such redetermination shall not be made. A Participant's election to redetermine life expectancy shall (i) be made no later than the time distributions are required to commence under paragraph (a) above, (ii) be irrevocable, (iii) specify the


                                         35.

frequency with which redeterminations are to be made (not more frequently than annually), and (iv) require that such redeterminations be made from that date forward. Notwithstanding anything in the Plan to the contrary, all distributions shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including Proposed Treasury Regulation
Section 1.401(a)(9)-(2), or any successor thereto.

         (c) REQUIRED DISTRIBUTIONS TO BENEFICIARIES. Notwithstanding any provision of this Article VIII to the contrary, any distribution to a Participant's Beneficiary must comply with the following requirements:

              (i) If distributions to a Participant have begun and the Participant dies before his entire interest has been distributed to him, the remaining portion shall be distributed at least as rapidly as under the distribution method being utilized on the date of his death.

              (ii) In no event shall any distributions be made later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death unless the Participant's designated Beneficiary elects to receive payments in substantially equal installments at least annually for a period not exceeding the Beneficiary's life expectancy, in which case the first installment must be made by December 31 of the calendar year immediately following the calendar year of the Participant's death.

              (iii) An Eligible Spouse who elects to receive installment payments or a single sum payment as set forth in subparagraph (ii), above, may defer commencement of payment(s) until December 31 of the calendar year the deceased Participant would have attained age 70 1/2. If the Eligible Spouse elects to defer such distribution in accordance with this subparagraph and the Eligible Spouse dies leaving an unpaid balance, the balance shall be distributed no later than December 31 of the calendar year that contains the fifth anniversary of the Eligible Spouse's death to the Beneficiary designated by the Participant or, in the absence of any designation, to the estate of the Eligible Spouse.

    8.3 INVESTMENT OF DEFERRED DISTRIBUTIONS. If a distribution to a Participant or to a Beneficiary is to be deferred, the Participant shall continue to direct the investment of his account in accordance with
Section 12.1.

    8.4 NONLIABILITY. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Committee and any Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Committee, or the Employers, as the case may be. The Employers and the Trustee do not guarantee the Trust, the Participants, former Participants


                                         36.

or their Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All benefits payable under this Plan shall be paid or provided for solely from the Trust, and the Employers do not assume any liability or responsibility for those benefits.

    8.5 MISSING PERSONS. In the case of any benefit payable to a person under this Plan, if the Committee is unable to locate the person within six months from the date a certified letter was mailed to such person notifying him of the benefit, the Committee shall direct the Trustee to establish a segregated account, as provided for in Section 8.4. This account shall share in the allocations of Trust income or loss, as provided in Section 12.3, on a segregated basis. The Trustee shall continue to maintain this segregated account until: (i) the person entitled to the benefit makes application therefor, or (ii) the benefit reverts by escheat to the state, whichever occurs first.

    8.6 INCOMPETENT PARTICIPANT OR BENEFICIARY. If the Committee determines that any person entitled to payments under the Plan is an infant or incompetent by reason of disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit without responsibility for the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employers, the Trustee and the Committee from liability to such person.

    8.7 PAYMENT TO ALTERNATE PAYEE. Distribution to an "alternate payee" (as defined in Section 414(p)(8) of the Code) may be made without regard to the age or employment status of the Participant provided payment is made pursuant to a court order which the Administrator has determined to be a "qualified domestic relations order" (within the meaning of Section 414(p)(1) of the Code) in accordance with procedures established by the Committee. If the amount to be distributed to an alternate payee exceeds $3,500, distribution shall not be made without the alternate payee's written consent until the Participant attains age 62.

    8.8  DIRECT TRUSTEE-TO-TRUSTEE TRANSFER.

         (a) GENERAL RULE. This Section 8.8 applies to distributions made on or after January 1, 1993. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this
Section 8.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b)  DEFINITIONS.

              (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a


                                         37.

series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (ii) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

              (iii) "Distributee" means an Employee or former Employee. In addition, the term "Distributee" means the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code with regard to the interest of the spouse or former spouse.

              (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                         38.

                                      ARTICLE IX

                                WITHDRAWALS AND LOANS



    9.1  WITHDRAWALS ON ACCOUNT OF FINANCIAL HARDSHIP.

         (a) Withdrawals on account of financial hardship shall be permitted only in accordance with this Section 9.1 and shall be permitted from the vested portion of any Account of a Participant under this Plan. Withdrawals from the Participant's Salary Deferral and Matching Accounts shall be limited to the amount of Salary Deferral and Matching Contributions. No amount attributable to income earned on such Salary Deferral or Matching Contributions made under this Plan may be withdrawn on account of such hardship. Withdrawals on account of financial hardship shall be permitted only if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant as described in paragraph (b), below, and if the withdrawal is necessary to satisfy the need of the Participant as set forth in paragraph (c), below. The decision of the Committee as to the amount, if any, which may be withdrawn shall be final and binding on all interested parties.

         (b)  IMMEDIATE AND HEAVY FINANCIAL NEED.  For purposes of this
Section 9.1, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

              (i) Expenses for medical care previously incurred by the Participant, his spouse or dependents as necessary for these persons to obtain medical care;

              (ii) The payment of tuition and related educational expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

              (iii) Costs directly related to the purchase of a Participant's principal residence;

              (iv) Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on his principal residence;

              (v) The payment of funeral expenses for the Participant's immediate family;

              (vi) The payment of expenses incurred by a Participant due to a natural disaster; or


                                         39.

              (vii) Other expenses which the Commissioner of the Internal Revenue Service indicates will be deemed to be made on account of such need.

In addition, any Participant may apply in writing to the Committee to determine that an expense of the Participant constitutes an immediate and heavy financial need. The Committee shall make such determination on the basis of objective criteria adopted by the Committee and shall apply such criteria on a nondiscriminatory basis.

         (c) NECESSARY TO SATISFY NEED. For purposes of this Section 9.1, a distribution will be treated as necessary to satisfy an immediate and heavy financial need only if the criteria in either (i) or (ii), below, are satisfied.

              (i) CERTIFICATION BY PARTICIPANT. The Committee reasonably relies on the Participant's certification that the amount of the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant and the need cannot be satisfied:

                   (A) Through reimbursement or compensation by insurance or otherwise;

                   (B) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                   (C) By cessation of elective deferral contributions (including Salary Deferral Contributions under this Plan) under plans maintained by an Employer;

                   (D) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Employer or any other employer; or

                   (E) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.
Assets owned by a Participant's spouse or minor children that are reasonably available to the Participant shall be considered resources of the Participant.

              (ii) SAFE HARBOR.  All of the following conditions are satisfied:

                   (A) The Participant certifies that the distribution is not in excess of the amount of the Participant's immediate and heavy financial need;


                                         40.

                   (B) The Participant has obtained all other distributions and all nontaxable (at the time of the loan) loans currently available under this Plan and all plans maintained by an Employer;

                   (C) The Participant shall not be permitted to make elective deferral contributions or after-tax employee contributions to any qualified or nonqualified plan of an Employer (including cafeteria plans within the meaning of Section 125 of the Code), except for mandatory employee contributions to a defined benefit plan of an Employer and contributions to health or welfare plans of an Employer, including health or welfare plans that are part of a cafeteria plan, within 12 months after the hardship withdrawal;

                   (D) The Participant's Salary Deferral Contributions made in the calendar year following a withdrawal on account of a financial hardship shall not exceed $7,000 (or such other amount determined by applying the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, in accordance with the manner prescribed by the Secretary), reduced by the Participant's Salary Deferral Contributions which were made in the calendar year of the hardship withdrawal.

    9.2 LOANS TO PARTICIPANTS. The Committee shall administer the loan program under the Plan, and shall have the authority to establish uniform and nondiscriminatory rules (and to modify and change such rules) governing the amount of the loans and the circumstances under which such loans shall be made. Upon application of a Participant to the Committee, the Committee shall direct the Trustee to make loans to the Participant on the following basis:

         (a) AVAILABILITY OF LOANS. Loans shall be available to all active Participants and those inactive Participants who are "parties in interest" as defined in Section 3(14) of ERISA. An active Participant may not have more than two loans outstanding at any one time.

         (b) AMOUNT OF LOAN. A loan to a Participant (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by an Employer) shall not be in an amount that exceeds the lesser of:

              (i)  $50,000 reduced by the excess, if any, of:

                   (A) The highest outstanding balance of loans from the Plan during the one year period ending on the day before the date such loan is made, over

                   (B) The outstanding balance of loans from the Plan on the date such loan is made; or


                                         41.

              (ii) 50% of the amount of the Participant's vested Account as of the date of the origination of the loan.
Notwithstanding the foregoing, if the Participant requests a loan of less than $1,000, or if the maximum loan permitted under this paragraph (b) would be less than $1,000, no loan shall be made.

         (c) LOAN REQUEST. The Participant shall submit an application to the Committee indicating the name of the Participant and the amount of the loan requested.

         (d) LOAN APPROVAL. A loan requested by a Participant shall be approved by the Committee if the Committee determines that the amount of the loan satisfies the requirements of paragraph (b), above, the loan is adequately secured, and, in the case of an active Participant, the Participant has agreed to repay the loan through payroll deduction. The Committee shall have the full authority to approve or deny the application, and its action shall be final.

         (e) INTEREST RATE. Each loan shall bear a reasonable rate of interest selected by the Committee, which shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

         (f) COLLATERAL. Each loan shall be made and secured by collateral consisting of 50% of the Participant's vested Account as of the date of the origination of the loan, supported by the Participant's collateral promissory note for the amount of the loan, made payable to the Trustee. The Committee may require additional security for the loan if it determines such security is necessary in order for the loan to be adequately secured.

         (g) TERM OF LOAN. The term of a loan shall not exceed five years, unless the loan is used to acquire a dwelling unit which, within a reasonable period of time (determined at the time the loan is made), is to be used as the principal residence of the Participant, and, except as provided by the Secretary of the Treasury, shall require substantially level amortization of the loan (with payments not less frequently than quarterly) over its term.

         (h) DEFAULT. If any loan made under this Section 9.2 to a Participant is not repaid in accordance with its terms, the loan shall be in default. The Committee shall deduct the total amount thereof, including interest thereon, from any distribution of Trust assets to which the Participant or his Beneficiary may be entitled to receive. If the Participant's Account is not sufficient to pay the remaining balance of any such loan, he shall be liable for any balance still due, and shall continue to make payments to the Trustee. No distribution from the Trust shall be made to any Participant or Beneficiary of such Participant until all loans, including interest thereon, have been repaid.


                                         42.

         (i) STATEMENT. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charge. The statement shall be prepared in accordance with the Truth-in-Lending Law (P.L. 90-321).

         (j) SOURCE OF LOANS. All loans shall be made to the Participant from his individual Account in the Trust and shall be charged against such Account. Interest and principal repayments shall be added to such Account.

         (k) NO OWNER-EMPLOYEE LOANS. Notwithstanding the foregoing provisions of this Section 9.2, no loan shall be made to a Participant who is an "owner-employee" within the meaning of Section 4975(d) of the Code.

         (l) Suspension of Loan Repayments. Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code.


                                         43.

                                      ARTICLE X

                                    BENEFICIARIES



    10.1 DESIGNATION. A Participant shall have the right to designate, on forms provided by the Administrator, a Beneficiary or Beneficiaries to receive the benefits (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) provided by the Plan in the event of his death and shall have the right to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time. Notwithstanding the preceding sentence, a married Participant's initial designation of a Beneficiary or change in Beneficiary designation to someone other than or in addition to his Eligible Spouse shall not be effective unless the Eligible Spouse consents in writing to such designation, such designation names a Beneficiary which may not be changed without further spousal consent (or the consent of the Eligible Spouse expressly permits designations by the Participant without any requirement of further consent by the Eligible Spouse), the Eligible Spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or it is established to the satisfaction of a Plan representative that spousal consent cannot be obtained because there is no Eligible Spouse, or that the Eligible Spouse cannot be located. In addition, no spousal consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect so long as such court order does not conflict with a qualified domestic relations order.

    10.2 ABSENCE OF VALID BENEFICIARY DESIGNATION. If, upon the death of a Participant, former Participant or Beneficiary, there is no valid Beneficiary designation on file with the Administrator, the Committee shall designate the following Beneficiary or Beneficiaries, in order of priority:

         (a)  The surviving spouse;

         (b)  Surviving issue, including adoptees, by right of representation;

         (c)  Surviving parents, in equal shares;

         (d)  The Participant's estate.

The determination of the Committee as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.


                                         44.

                                      ARTICLE XI

                                ESTABLISHMENT OF TRUST



    11.1 TRUST AGREEMENT. Contributions made by the Employers and all other assets of this Plan shall be held in trust under a Trust Agreement. The Company will enter into a Trust Agreement with the Trustee for the administration of the Trust which shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan, but only for the Trust established pursuant to this Plan.

    11.2 TRUST AGREEMENT PART OF PLAN. The Trust Agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the Trust Agreement, including any amendments. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan.


                                         45.

                                     ARTICLE XII

                            INVESTMENT FUNDS AND VALUATION



    12.1 INVESTMENT OF ACCOUNTS. The Plan is intended to satisfy the requirements of Section 404(c) of ERISA. The Committee or its designee shall select at least three separate funds among which Participants may direct the investment of their Accounts, as provided below. The Committee may change the funds from time to time as it deems appropriate, provided that at all times at least one fund is invested in products which is low risk and a fund invested primarily in shares of stock of the Louisiana-Pacific Corporation. Any such change in funds shall be communicated to Participants. The Committee shall direct the Trustee to invest any amounts awaiting investment in a short-term investment fund.

         (a) On joining the Plan as a Participant, the Participant may direct the Committee as to the investment of his Accounts among the investment funds available. The allocation of his Account among the funds shall be in accordance with rules established by the Plan Administrator.

         (b) As of each Election Date, a Participant may change the investment of his Account and the investment of his future contributions by reallocating the funds among the investment choices then available in accordance with rules established by the Plan Administrator.

         (c) If a Participant fails to choose among investment funds, all contributions made on his behalf and the balance in his Account shall be invested in the guaranteed interest investment fund or similar fund.

         (d) All directions and changes of investment direction shall be on forms provided by the Plan Administrator and shall be made within the time prescribed by the Committee in order to take effect as of the next Election Date following the Committee's receipt of the appropriate forms executed by the Participant.

    12.2 FIBREBOARD COMMON STOCK FUND. At the discretion of the Committee, the Plan may acquire and hold Class A Common Stock of the Fibreboard Corporation ("Company Stock"). Participants may elect to invest amounts held in their Account in units of a Company Stock fund ("Company Common Stock Fund") established by the Trustee pursuant to Section 12.1 of the Plan subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.


                                         46.

    12.3 PURCHASE PRICE. All acquisitions and sales of Company Stock by the Company Common Stock Fund will be effected at the prevailing market price.

    12.4 VOTING AND TENDER OFFERS.

         (a) A Participant may direct voting of the shares of Company Common Stock underlying the Participant's interest in the Company Common Stock Fund. The Trustee will vote such shares in accordance with the directions of Participants, as communicated in writing to the Trustee.

              (i) A Participant whose Account is invested in the Company Common Stock Fund will be notified by the Trustee (or by the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of voting rights, within a reasonable time before those voting rights are to be exercised. This notification will include all proxy statements and other information distributed by the Company to shareholders generally, regarding the exercise of voting rights.

              (ii) To the extent that a Participant fails to direct the Trustee, in whole or in part, as to the exercise of voting rights with respect to any Company Common Stock underlying the Participant's interest in the Company Common Stock Fund, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

         (b) Subject to (b)(iii) below, if the Trustee receives a tender offer to buy Company Common Stock held by the Trustee, a Participant may direct tender of the shares of Company Common Stock underlying the Participant's interest in the Company Common Stock Fund. The Trustee will tender such shares in accordance with the directions of Participants, as communicated in writing to the Trustee.

              (i) All Participants entitled to tender Company Common Stock held by the Company Common Stock Fund will be so notified by the Trustee (or by the Company) within a reasonable time before the right to tender is to be exercised. This notification will include information received by the Trustee as shareholder, or distributed by the Company to shareholders generally, regarding their right to tender.

              (ii) To the extent that a Participant fails to direct the Trustee, in whole or in part, to tender Company Common Stock underlying the Participant's interest in the company Common Stock Fund, those shares will not be tendered.

              (iii) The Trustee will not permit Participants to direct the tender of company Common Stock, to the extent that the receipt or holding of the property offered in exchange for the shares would violate any applicable law,


                                         47.

including ERISA. The Committee will make investment decisions regarding any non-cash property received by the Company Common Stock Fund as a result of a tender.

         (c) DEEMED PARTICIPANT. For purposes of this Article XII, the Beneficiary of a deceased Participant will be treated as though he was a Participant.

    12.5 TRANSFER FROM LOUISIANA-PACIFIC PLAN. Assets transferred to this Plan from the Louisiana-Pacific Employee Stock Ownership Trust will be invested initially in the Company stock fund to the extent invested in Company stock and will be invested in the Louisiana-Pacific Corporation stock fund to the extent invested in Louisiana-Pacific Corporation stock, with any remaining assets invested according to Participant directions as provided herein. Thereafter the transferred assets will be subject to Participant investment directions to the same extent as other assets held in Retirement Accounts.

    12.6 VALUATION OF ACCOUNTS.

         (a) Within 60 days after each Valuation Date and within 60 days after the removal or resignation of the Trustee, the Trustee shall determine the fair market value of the assets of the Trust as of the Valuation Date (or the close of the shorter period ending with such resignation or removal). As of any Valuation Date, and before allocating Employer contributions for the Plan Year, the Trustee shall allocate the increment of Trust earnings to (or, as the case may be, charge the losses against) the respective Accounts of the Participants in proportion to the balances of such Accounts as of the most recent prior Valuation Date.

         (b) Notwithstanding the foregoing provisions of paragraph (a), with respect to any amounts in a Participant's Salary Deferral Account, the Trustee shall determine the fair market value of the assets as of each Valuation Date, and the balance of each Participant's Salary Deferral Account shall be adjusted as of the Valuation Date to reflect income, gains and losses of such Salary Deferral Account as of the Valuation Date.

         (c) The value of the Account of a Participant on any date shall be the total of the Participant's balance in his or her Account as of the Valuation Date coincident with or immediately preceding that date, increased by any distributions received and distributions made after such Valuation Date and before the date on which the value of the Account is to be determined.

    12.7 INDIVIDUAL STATEMENTS. On not less than a quarterly basis, Participants shall receive a written statement of account showing applicable beginning account balances, contributions, disbursements, income (or loss), ending account balances, and other such information as may be required by ERISA.


                                         48.

    12.8 RULES OF COMMITTEE. The Committee may establish such rules as it deems necessary to carry out the provisions of this Article XII.


                                         49.

                                     ARTICLE XIII

                         PLAN FIDUCIARIES AND ADMINISTRATION



    13.1 NAMED FIDUCIARIES. The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust, unless it participates knowingly in the breach; has actual knowledge of the breach and fails to take reasonable remedial action to remedy such breach; or, through its negligence in performing its own specific fiduciary responsibilities, which give rise to its status as a fiduciary, it has caused another fiduciary to commit a breach of fiduciary responsibility.

    13.2 FIDUCIARY STANDARD. Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and Beneficiaries; and

         (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

         (b) With the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

         (c) In accordance with the documents and instruments governing the Plan, insofar as these are consistent with the provisions of Title I of ERISA.

    13.3 MULTIPLE DUTIES AND ADVISORS. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

    13.4 ALLOCATION AND DELEGATION OF FIDUCIARY DUTIES. Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall be in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its


                                         50.

sole discretion, deems reasonable and prudent under the circumstances. An action by the Board of Directors or the Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted resolution of the Committee or of the Board of Directors.

    13.5 INDEMNIFICATION. The Company shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Employers to which fiduciary responsibilities have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including attorneys' fees, which may arise out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Company shall conduct the defense of such persons in any proceeding to which this Section 13.5, applies. The Company may satisfy its obligation under this Section 13.5, in whole or in part, through the purchase of a policy or policies of insurance; however, no insurer shall have any rights against the Company arising out of this Section 13.5.

    13.6 COSTS AND EXPENSES. The costs and expenses of the named fiduciaries and the Trustees and the administrative expenses and expenses relating to the Trust's investment vehicles shall be paid by the Company.

    13.7 ADMINISTRATIVE COMMITTEE.

         (a) The Committee shall consist of two or more persons and shall have as its officers a chairman who shall be a member of the Committee, a secretary who may be, but need not be, a member, and such other officers as may be appointed by the Board of Directors. The members of the Committee and its officers shall be appointed by and hold office at the pleasure of the Board of Directors and shall serve as such without compensation.

         (b) The Committee shall keep minutes of its meetings and proceedings. Every decision made or action taken by a majority of the members then in office shall constitute a decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected. A Committee decision or action, under or in connection with the Plan, may be made or taken either at a meeting held pursuant to its rules, at which a majority of the members then in office are present and vote in favor thereof, or without a meeting if approved and evidenced by a writing signed by a majority of the members then in office. No Committee member shall vote on any question relating solely to himself.

    13.8 PLAN ADMINISTRATOR. The Committee shall be the Administrator of the Plan for purposes of Section 3(16) of ERISA and Section 414(g) of the Code, and shall have complete discretion to delegate some or all of its responsibilities under this Section 13.8. As such, the Committee shall have the discretionary authority to take all actions and make all decisions regarding the administration


                                         51.

of the Plan, including the discretionary authority to interpret the terms of the Plan. Without limiting the generality of the foregoing, the Committee shall have the discretionary authority to:

         (a) Apply rules determining eligibility for participation or benefits;

         (b)  Calculate service and compensation credits for benefits;

         (c)  Prepare employee communications material;

         (d)  Maintain Participants' service and employment records;

         (e)  Prepare reports required by government agencies;

         (f)  Calculate benefits;

         (g) Orient new Participants regarding their rights and options under the Plan;

         (h)  Collect and apply contributions as provided in the Plan;

         (i)  Process claims;

         (j)  Establish a loan program;

         (k) Formulate rules and regulations necessary to administer the Plan in accordance with its terms;

         (l)  Conduct final review of claims under the claims review procedure;

         (m)  Establish and execute the funding policy of the Plan;

         (n) Invest Plan assets, if the Company has transferred responsibility for Plan investments to the Committee pursuant to the Trust;

         (o)  Conduct the annual review of the funding policy and method;

         (p) Amend the eligibility, vesting, distribution and investment funds provisions of the Plan, when appropriate; and make recommendations to the Board of Directors regarding Plan amendments, when appropriate; and

         (q) Maintain the qualified and tax-exempt status of the Plan under the Code.


                                         52.

    13.9 CLAIMS PROCEDURES.

         (a) FILING OF CLAIM. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with the Committee. The Committee may require a claimant to submit additional information, if necessary, to process the claim. The Committee or its delegate shall review the claim and render its decision within 90 days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial 90 day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Committee expects to reach a decision on the claim. In no event shall the extension exceed a period of 90 days from the end of the initial period.

         (b) NOTICE OF CLAIM DENIED. If the Committee denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in paragraph (a) above. The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

              (i)  The specific reason for such denial;

              (ii) Specific reference to pertinent Plan provisions upon which the denial is based;

              (iii) A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

              (iv) An explanation of the Plan's review procedure with respect to the denial of benefits.

         (c) REVIEW PROCEDURE. Any person whose claim has been denied, in whole or in part, shall follow the review procedures set forth herein.

              (i) A person whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Committee by making written request therefor within 60 days of the receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

              (ii) The Committee shall render its decision within 60 days after receipt of the request for review, unless special circumstances (such as the


                                         53.

need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished to the claimant before the extension period commences.

              (iii) The Committee shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least 14 days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

              (iv) The Committee shall send its decision on review to the claimant in writing within the time specified in this section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

              (v) If the Committee does not furnish its decision on review within the time specified in this paragraph (c), the claim shall be deemed denied on review.

    13.10 AGENT FOR LEGAL PROCESS. The Administrator of the Plan shall be the Plan's agent for service of legal process.


                                         54.

                                     ARTICLE XIV

                              AMENDMENT AND TERMINATION



    14.1 AMENDMENT. The Board of Directors shall have authority to amend this Plan, at any time and from time to time, in whole or in part, by adopting a resolution setting forth such amendment. Any such amendment shall be binding upon all Employers. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Section 401(b) of the Code. However, no amendment of the Plan shall be effective to reduce the benefits of any Participant or his Beneficiary accrued under the Plan on the effective date of the amendment except to the extent if such a reduction is permitted by ERISA.

    14.2 TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees at any time, in accordance with the provisions of the Plan, with no liability whatsoever for such discontinuance or termination. The Company reserves the right to terminate the Plan in its entirety at any time, in accordance with the provisions of the Plan with no liability whatsoever for that discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, (1) the rights of all affected Participants in their Accounts shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants, in accordance with the Plan.

    14.3 NONREVERSION.

         (a) Except as provided in this paragraph (a), the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

              (i) If an Employer contribution is made by virtue of a mistake of fact, this Section 14.3 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution.

              (ii) If an Employer contribution is conditioned upon initial qualification of the Plan under Section 401(a) of the Code, or any successor


                                         55.

provision thereto, and if the Plan does not so qualify, then this Section 14.3 shall not prohibit the return of such contribution to the Employer within one year after the date of denial of qualification of the Plan, provided that the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

              (iii) If an Employer contribution is conditioned upon deductibility of the contribution under Section 404 of the Code, or any successor provision thereto, then to the extent such deduction is disallowed, this Section 14.3 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after such disallowance of the deduction.

         (b) The Trustees shall have no right to modify or amend the Plan retroactively in such a manner so as to reduce the benefits of any Participant or his Beneficiary accrued under the Plan by reason of contributions made by an Employer prior to the modification or amendment, except to the extent that such reduction is permitted by ERISA and the Code.


                                         56.

                                      ARTICLE XV

                               MISCELLANEOUS PROVISIONS



    15.1 LIMITATION OF RIGHTS; EMPLOYMENT RELATIONSHIP. Neither the establishment of the Plan and the Trust, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against any Employer or the Trustee except as provided in the Plan or Trust, and in no event shall the terms of employment of any Employee or Participant, express or implied, be modified or in any way affected by the Plan or Trust.

    15.2 TRANSFER OF ASSETS OF COMPANY; TRANSFER OF ASSETS OF PLAN.

         (a) If the Company merges or consolidates with or into a corporation, or if substantially all of the assets of the Company are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Company's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Company hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

         (b) In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

    15.3 SPENDTHRIFT PROVISION.

         (a) Except as otherwise provided in paragraph (b) below, neither any Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or Beneficiary of all or part of his interest hereunder, except a transfer pursuant to a "qualified domestic relations order" within the meaning of Section 414(p) of the Code or
Section 303(d) of the Retirement Equity Act of 1984, as amended. Such interest shall not otherwise be subject in any manner to transfer by operation of law. Such interest shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments and/or executions and other legal or


                                         57.

equitable processes or proceedings against such Participant or Beneficiary to the fullest extent permitted by law.

         (b) If any Participant's participation in the Plan terminates at a time when he owes money to the Trust, as a result of loans made to him pursuant to Section 9.2, the Committee shall direct payment to the Trust from his Accounts, and, if necessary, the Committee may direct payment from other collateral on any amount so owing.

    15.4 APPLICABLE LAW; SEVERABILITY. The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California; provided, however, that if any provision of this Plan is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan and a qualified cash or deferred arrangement under the provisions for qualification set forth in the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

    15.5 INCORPORATION OF TRUST AGREEMENT PROVISIONS. The relevant provisions of the Trust Agreement regarding: (a) the exclusive benefit of Participants and their Beneficiaries, (b) amendment, (c) termination, (d) other employers,
(e) California law, (f) headings, gender and number, and (g) nonalienation are hereby incorporated into this Plan and are equally applicable to the Plan and to the Trust, which Plan and Trust together shall constitute the entire Plan as defined in the Code.

    15.6 CHANGE OF ADDRESS. Each Participant, former Participant, pensioner, Beneficiary and dependent shall notify the Administrator in writing of each change in his post office address. Any communication, statement or notice to such person by an Employer, the Administrator, the Committee or the Trustee in connection with the Plan shall be sufficiently given or furnished if sent to such person by first class mail, postage prepaid, addressed to him at his last post office address as disclosed by the records of the Administrator, and neither the Employers, the Administrator, the Committee nor the Trustee shall have any obligation to search for, or ascertain the whereabouts of, any such person.

    15.7 DISQUALIFICATION OF PLAN. If, after initial qualification, it is finally determined that the plan and the trust of any Employer no longer meet the requirements of Sections 401(a) and 501(a) of the Code, such Employer will no longer participate in this Plan and Trust as of the date of disqualification, and the assets of the Trust allocable to the Employer shall be segregated as soon as possible after the date of final determination of disqualification and held as a separate fund.


                                         58.

    15.8 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit, with respect to qualified military service, will be provided in accordance with Section 414(u) of the Code.


                                         59.

                                     ARTICLE XVI

                                   TOP-HEAVY RULES



    16.1 GENERAL RULE. Notwithstanding anything in this Plan to the contrary, the provisions of this Article XVI will apply in the event that the Plan is determined to be Top-Heavy.

    16.2 DEFINITIONS.  For purposes of this Article XVI:

         (a) "Determination Date" means, in the case of the first Plan Year, the last day of such Plan Year, or, in the case of any other Plan Year, the last day of the preceding Plan Year. When more than one plan is aggregated, the determination of whether the plans are Top-Heavy shall be made at a time consistent with regulations issued by the Secretary of the Treasury.

         (b) "Key Employee" means an Employee or former Employee and his Beneficiaries who, within the meaning of Section 416(i) of the Code and the regulations thereunder, is or at any time during the four preceding Plan Years has been:

              (i) An officer of an Employer whose annual Compensation exceeds 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

              (ii) One of the ten Employees whose Compensation from an Employer exceeds the limitation in effect under Section 415(c)(l)(A) and who owns or is considered as owning more than a 1/2% ownership interest and one of the ten largest percentage ownership interests in an Employer;

              (iii) A 5% owner of an Employer; or

              (iv) A 1% owner of an Employer having an annual Compensation of more than $150,000.

    For purposes of this definition, no more than 50 Employees (or, if less than 50, either three Employees or ten percent of all Employees, whichever is greater) shall be treated as officers. For purposes of determining the number of officers taken into account, Employees described in Section 414(q)(8) of the Code shall be excluded. In addition, for purposes of determining ownership percentages hereunder, the constructive ownership rules of Section 318 of the Code shall apply as provided by Section 416(i)(l)(B) of the Code. For purposes of paragraph (ii) above, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation from the Employer shall be treated as


                                         60.

having a larger interest. Beneficiaries of Key Employees shall be considered Key Employees.

         (c)  "Non-Key Employee" means any Employee who is not a Key Employee.

         (d) "Permissive Aggregation Group" means any other plans which the Company, in its discretion, elects to aggregate with the Required Aggregation Group, provided that the resulting group of plans satisfies Sections 401(a)(4) and 410 of the Code.

         (e) "Required Aggregation Group" means (i) each plan of an Employer in which a Key Employee participates (regardless of whether the Plan has terminated), and (ii) each other plan of an Employer which enables any plan described in clause (i), above, to meet the requirements of Section 401(a)(4) or 410 of the Code.

         (f) "Top-Heavy" means a plan in which, as of the Determination Date, the Top-Heavy Ratio exceeds 60%. The determination of whether a plan is Top-Heavy shall be made in accordance with Section 416(g) of the Code.

         (g) "Top-Heavy Ratio" means for this Plan or the Required Aggregation Group or Permissive Aggregation Group, as applicable, the fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plans of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the present value of accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) under the aggregated defined benefit plans of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date) under the aggregated defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans (including any part of any accrued benefit distributed in the five-year period ending on the Determination
Date) for all Participants as of the Determination Date, determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by an Employer, or (b) if no such method exists, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.


                                         61.

    16.3 MINIMUM CONTRIBUTION REQUIREMENT.

         (a) Notwithstanding anything in this Plan to the contrary, and subject to the limitations set forth in paragraphs (b) and (c) below, in any Plan Year in which the Plan is Top-Heavy, the Employers shall contribute an additional amount so as to provide allocations for each Non-Key Employee who is employed on the last day of the Plan Year (whether or not such Non-Key Employee is otherwise a Participant) of Employer contributions, exclusive of Salary and Matching Contributions, under this Plan which equal five percent of the Participant's Compensation.

         (b) The percentage minimum contribution required under paragraph (a), above, shall in no event exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. In determining the highest rate of contribution applicable to a Key Employee, amounts elected to be deferred under a qualified Section 401(k) arrangement shall be counted for purposes of Section 416 of the Code.

         (c) No minimum contribution will be required for a Participant under this Plan for any Plan Year if an Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.

    16.4 MINIMUM VESTING REQUIREMENTS. In each Plan Year in which the Plan is Top-Heavy, a Participant's nonforfeitable interest shall be determined under a schedule which is not less favorable than the following:

    Completed Years         Vested
      of Service          Percentage
    ---------------       ----------

    Less than 2               0%
         2                   20%
         3                   40%
         4                   60%
         5                   80%
    6 or more               100%

Any change in the Plan's vesting schedule resulting from a change in the Plan's Top-Heavy status shall be made in accordance with Section 7.5 of the Plan.


                                         62.

    16.5 ADJUSTMENTS TO LIMITATIONS ON CONTRIBUTIONS AND BENEFITS. If the Plan becomes Top-Heavy, (a) Sections 415(e)(2)(B) and (e)(3)(B) of the Code shall be applied by substituting "1.0" for "1.25" and (b) Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "$41,500" for "$51,875."

         IN WITNESS WHEREOF, the Company has caused this Plan to be effective the 16th day of April, 1997.

                                       FIBREBOARD CORPORATION

                                       By: /s/ Garold E. Swan
                                          --------------------------------



                                       Its: Vice President, Finance
                                           -------------------------------


                                         63.

                                     APPENDIX "A"
                                        TO THE
                    FIBREBOARD CORPORATION 401(k) RETIREMENT PLAN



         Effective January 1, 1997, the following entities have adopted the Fibreboard Corporation 401(k) Retirement Plan:

                                Fibreboard Corporation

                               Pabco Metal Corporation

                                    Norandex, Inc.

                                  Vytec Corporation

                                     APPENDIX "B"
                                        TO THE
                    FIBREBOARD CORPORATION 401(k) RETIREMENT PLAN

                          FORM OF BENEFITS OF DISTRIBUTIONS
                 FOR FORMER EMPLOYEES OF OKLAHOMA BETTER HOMES, INC.
                 WHO PARTICIPATED IN THE OKLAHOMA BETTER HOMES, INC.
                  SAVINGS PLAN AND FORMER EMPLOYEES OF STUCCO STONE
               PRODUCTS WHO PARTICIPATED IN THE STUCCO STONE PRODUCTS
                               401(K) RETIREMENT PLAN



         The provisions of this Appendix B shall apply only to those Participants who had one or more account balances outstanding under the Oklahoma Better Homes, Inc. Savings Plan or the Stucco Stone Products 401(k) Retirement Plan on the Merger Date and shall, as supplemented by the provisions of Article VIII of the Plan, govern all distributions made to those Participants (or their surviving Spouses or Beneficiaries) from any Accounts maintained on their behalf under the Plan, whether before or after such Merger Date. Except for those Participants, no other individuals participating in the Plan from and after the Merger Date shall be entitled to any of the benefit distribution forms provided under this Appendix B.

    B.1 DEFINITIONS. For purposes of applying the provisions of this Appendix "B", the following definitions shall be in effect:

         (a) "Annuity Contract" shall mean a paid-up, non-transferable annuity contract issued by an insurance company qualified to do business in the State of California. Any annuity benefits to which a Participant (or his/her surviving Spouse or Beneficiary) is entitled under this Plan shall be provided under an Annuity Contract purchased by the Administrator with the balance credited to the Participant's Accounts at the time of such purchase. The amount of such monthly benefit shall be determined in accordance with the annuity purchase rates in effect at the time for the Annuity Contract. The purchase of the Annuity Contract shall be effected immediately prior to the date benefits are to commence under the Plan, and the purchased Annuity Contract shall be distributed to the Participant as soon as practicable.

         (b) "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all the events have occurred which entitle the Participant to such benefit.

         (c) "Joint and Last Survivor Life Expectancy" shall mean the joint and last survivor life expectancy calculated for the Participant and his/her Spouse or Beneficiary in accordance with the expected return multiples in Tables V and VI of

Regulation Section 1.72-9. Unless otherwise elected by the Participant (or, if applicable, his/her Spouse or Beneficiary) prior to the time the distribution of benefits is required to begin under the Plan, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or his/her Spouse) and shall apply to all subsequent years. However, the life expectancy of a non-spouse Beneficiary shall not be recalculated.

         (d) "Life Expectancy" shall mean the life expectancy calculated for the Participant or his/her surviving Spouse in accordance with the expected return multiples in Tables V and VI of Regulation Section 1.72-9. Unless otherwise elected by the Participant (or, if applicable, his/her Spouse) prior to the time the distribution of benefits is required to begin under the Plan, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or his/her Spouse) and shall apply to all subsequent years. However, the life expectancy of a non-spouse Beneficiary shall not be recalculated.

         (e) "Qualified Joint and 50% Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the remaining life of the surviving Spouse equal to fifty percent (50%) of the annuity payable during the joint lives of the Participant and his/her Spouse. Such annuity shall be the actuarial equivalent of the balance credited to the Participant's Account at the time the Annuity Contract is purchased.

         (f) "Qualified Preretirement Survivor Annuity" shall mean an annuity for the life of the surviving Spouse of a Participant who dies before his/her Annuity Starting Date which is the actuarial equivalent of the Spousal Balance credited to the Participant's Account at the time the Annuity Contract is purchased. A former spouse shall be treated as the surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

         (g) "Required Beginning Date" shall have the meaning assigned to such term in Section 8.2.

         (h) "Retirement Age" shall mean the first day of the month next following the Participant's termination of Employee status on or after his/her attainment of age sixty-five (65).

         (i) "Straight Life Annuity" shall mean an annuity payable for the life of the Participant which is the actuarial equivalent of the balance credited to the Participant's Accounts at the time the Annuity Contract is purchased.

    B.2  AUTOMATIC FORM OF BENEFIT.

         (a) The automatic form of benefit provided to any Participant who is married on his/her Annuity Starting Date shall be the Qualified Joint and 50% Survivor Annuity.

         (b) The automatic form of benefit provided to any Participant who is not married on his/her Annuity Starting Date shall be a Straight Life Annuity.

         (c) The automatic form of benefit provided to any married Participant who dies before his/her Annuity Starting Date shall be the Qualified Preretirement Survivor Annuity. The surviving Spouse may elect to have such benefit commence at any time prior to the date the Participant would have attained age seventy and one-half (70 1/2) and may also elect to receive the actuarial equivalent of such benefit in any of the optional forms specified in the applicable Appendix.

         (d) The automatic form of benefit provided to any unmarried Participant who dies before his/her Annuity Starting Date shall be a distribution of his/her Accounts to his/her Beneficiary in any of the optional forms specified in the applicable Appendix.

    However, if the balance credited to the Participant's Accounts at the time distribution is to commence is Three Thousand Five Hundred Dollars ($3,500.00) or less, then the vested balance of those Accounts shall be paid to the Participant in one lump sum payment.

    B.3 OPTIONAL FORMS OF BENEFIT. In lieu of the automatic form of benefit provided under Section C.2 above, the Participant (and, if applicable, his/her Spouse or other Beneficiary) may, subject to the requirements of Sections C.4 through C.6, elect to receive the benefit distribution in any of the following optional forms:

         (a)  Single lump sum payment;

         (b)  Straight Life Annuity;

    The surviving Spouse may elect to receive the fifty percent (50%) vested balance of the Participant's Accounts in a single lump sum payment in lieu of the Qualified Preretirement Survivor Annuity. If a surviving Spouse who is entitled to receive the Qualified Preretirement Survivor Annuity is also designated as the Beneficiary of the remaining vested balance of the deceased Participant's Accounts, then that Spouse may elect to receive the combined vested balance in the form of the Qualified Preretirement Survivor Annuity or in a single lump sum payment.

    B.4  QUALIFIED JOINT AND SURVIVOR ANNUITY.

         (a) WRITTEN EXPLANATION. If the balance credited to the Participant's Accounts at the time distribution is to commence exceeds Three Thousand Five Hundred Dollars ($3,500.00), then the Administrator shall furnish to the Participant and his/her Spouse a written explanation of the following:
(i) the terms and conditions of the Qualified Joint and 50% Survivor Annuity, including the circumstances under which it will be provided; (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and 50% Survivor Annuity;

(iii) the rights of the Spouse with respect to such election, including the Spouse's right to limit his/her consent to a specific Beneficiary or a specific form of benefit; and (iv) the right to revoke an election and the effect of such a revocation. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and his/her Spouse no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

         (b) REQUEST FOR ADDITIONAL INFORMATION. After the written explanation is of the Qualified Joint and 50% Survivor Annuity given, a Participant or his/her Spouse may make a written request for additional information. Upon receipt of the written request for additional information, the Administrator shall provide a written explanation in non-technical language which will explain the terms and conditions of the Qualified Joint and 50% Survivor Annuity and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and 50% Survivor Annuity. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant and his/her Spouse within thirty (30) days after the date of the written request. The Administrator does not need to comply with more than one such request by a Participant or his/her Spouse.

    B.5  QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

         (a) WRITTEN EXPLANATION. The Administrator shall furnish to the Participant and his/her Spouse a written explanation of the following: (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, including the circumstances under which it will be provided; (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; (iii) the rights of the Spouse with respect to such election, including the Spouse's right to limit his/her consent only to a specific Beneficiary; and (iv) the right to revoke an election and the effect of such a revocation. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

              (i) the period beginning one (1) year before the date the individual becomes a Participant and ending one (1) year after such date; or

              (ii) the period beginning one (1) year before the date the Participant's Spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one (1) year after such date.

         If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age thirty-five (35), an additional notice shall be given within the period beginning one (1) year before the date the Participant ceases to be an Employee and ending one (1) year after such date.

         (b) REQUEST FOR ADDITIONAL INFORMATION. After the written explanation of the Qualified Preretirement Survivor Annuity is given, a Participant or his/her Spouse may make a written request for additional information. Upon receipt of a timely request for additional information, the Administrator shall provide a written explanation in non-technical language which will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the Spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or his/her Spouse within thirty (30) days from the date of the written request. The Administrator does not need to comply with more than one such request by a Participant or his/her Spouse.

         (c) ELECTION TO WAIVE QPSA. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he/she is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he/she reaches age thirty-five (35) shall become invalid on such date. However, an election made by a Participant after he/she ceases to be an Employee will not become invalid on the first day of the Plan Year in which he/she reaches age thirty-five (35) with respect to death benefits payable from that part of his/her Account attributable to Company Contributions made before he/she ceased Employee status.

    B.6  ELECTION OF OPTIONAL FORMS OF BENEFIT.

         (a) WRITTEN EXPLANATION. If the balance credited to Participant's Account is at the time distribution is to commence in excess of Three Thousand Five Hundred Dollars ($3,500.00), then the Administrator shall furnish the Participant and his/her Spouse with a written explanation of the optional forms of retirement benefit provided under the Plan, including (without limitation):
(i) the material features and relative values of each optional form, in a manner which complies with the notice requirements of Code Section 417(a)(3)), and (ii) the right of the Participant and his/her Spouse to defer distribution until the benefit is no longer immediately distributable.

         (b) ELECTION. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and his/her Spouse no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date. If the Participant should, after having received the written explanation of the Qualified Joint and 50% Survivor Annuity, affirmatively elect a form of distribution other than the Qualified Joint and 50%

Survivor Annuity or the Qualified Preretirement Survivor Annuity, then the election shall be valid only if the consent requirements of Section 9.07(c) are satisfied.

         (c)  CONSENT.

              (i) REQUIREMENT OF CONSENT. Any benefit which is immediately distributable or payable in a form other than a Qualified Joint and 50% Survivor Annuity or a Qualified Preretirement Survivor Annuity requires the written consent of the Participant and his/her Spouse prior to distribution. Spousal consent will NOT be required if the Participant establishes to the satisfaction of the Administrator that the consent of the Spouse cannot be obtained because there is no Spouse or the Spouse cannot be located. Neither the consent of the Participant nor the Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415. A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) age sixty two (62).

              (ii) FORM OF CONSENT. The consent of the Participant and, if applicable, his/her Spouse must be made in writing and witnessed by a plan representative or notary public. In the event the Spouse elects to waive the Qualified Joint and 50% Survivor Annuity, the Spouse shall have the right to limit such consent only to a specific Beneficiary or a specific form of distribution. The Spouse can relinquish one or both of those rights. In the event the Spouse elects to waive the Qualified Preretirement Survivor Annuity, the Spouse shall also have the right to limit such consent only to a specific Beneficiary but can relinquish that right. In each instance, the Spouse's consent must acknowledge the effect of the waiver, including:

                   (A) the Spouse had the right to limit his/her consent only to a specific Beneficiary or, if applicable, to a specific form of benefit,

                   (B) the Spouse voluntarily relinquished of one or both of those rights, and

                   (C) the Spouse understands the effect such consent has upon the benefits which would otherwise be payable to him/her under the automatic forms of benefit in effect under the Plan.

         Unless the consent of the Spouse expressly permits designations by the Participant without a requirement of further consent by that Spouse, the Spouse's consent shall be limited to the form of benefit, if applicable, and the Beneficiary or Beneficiaries named in the election. A Spouse's consent shall not be valid with respect to any other Spouse. A Participant may revoke the prior election without his/her Spouse's consent. However, any new election to receive a distribution in any form other than in an automatic form, as specified in Section B.2, shall require spousal consent unless the Spouse's consent expressly permits such election by the

Participant without further consent by that Spouse. The Spouse's consent may be revoked at any time within the Participant's election period.

              (iii) TIMING OF CONSENT. The consent of the Participant or his/her Spouse to a benefit which is immediately distributable must not be made before the date the Participant and his/her Spouse are provided with the notice of the ability to defer the distribution and the explanation of the optional benefit forms. Not less than thirty (30) days nor more than ninety (90) days prior to the date specified for distribution, the Participant (and, if applicable, his/her Spouse) shall be provided with written information relating to his/her right to defer such distribution in accordance with the guidelines set forth in this Appendix B.

    B.7 SPECIAL PAYMENT DATE. The Participant may elect an Annuity Starting Date which is less than thirty (30) days after the written explanation under Sections B.4 and B.6 is furnished to the Participant and his/her Spouse, provided the following requirements are met: (i) the Administrator provides information to the Participant clearly indicating that the Participant has a right to at least a thirty (30)-day period in which to consider whether to waive the Qualified Joint and 50% Survivor Annuity and consent to another form of distribution; (ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period beginning with the day after the explanation of the Qualified Joint and 50% Survivor Annuity is provided to the Participant; (iii) the Annuity Starting Date must be a date after the date that the explanation is provided to the Participant, but may be a date before the date that an affirmative distribution election is made by the Participant; and (iv) the distribution must not actually commence before the expiration of the foregoing seven (7)-day period.

    B.8 TIMING OF DEATH DISTRIBUTION. Distribution shall generally be made at such time and in such manner as set forth in Article VIII, except as follows:

         (a) If the Participant dies after distribution of his/her interest has begun on his/her Required Beginning Date, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         (b) If the Participant dies before distribution of his/her interest begins on his/her Required Beginning Date, then the election period of the Beneficiary (including the surviving Spouse) shall begin on the date the Participant dies and ends on the date benefits to such Beneficiary or Spouse must begin pursuant to the provisions of this Section B.8. Distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with clause (i) or (ii) below:

              (i) to the extent any portion of the Participant's interest is payable to a Beneficiary, distribution may be made over the life or over a period certain not greater than the Life Expectancy of that Beneficiary, with such distribution to commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

              (ii) to the extent the distribution is to be made to the Participant's surviving Spouse, the date such distribution must begin in accordance with clause (i) above shall not be earlier than the later of:

                   (A) December 31 of the calendar year immediately following the calendar year in which the Participant died, or

                   (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

         (c) If the Participant has not made an election by his/her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of:

              (i) December 31 of the calendar year in which distributions would be required to begin under this Section B.8, or

              (ii) December 31 of the calendar year containing the fifth (5th) anniversary of the date of the Participant's death.

         (d) If the Participant has no Beneficiary or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

         (e) For purposes of paragraphs (b) and (c) above, if the surviving Spouse dies after the Participant but before payments to such spouse begin, the provisions of the applicable paragraph (b) or (c) shall be applied as if the surviving Spouse were the Participant.

                                     APPENDIX "C"
                                        TO THE
                    FIBREBOARD CORPORATION 401(k) RETIREMENT PLAN

                  MERGER OF OKLAHOMA BETTER HOMES, INC. SAVINGS PLAN



         The Oklahoma Better Homes, Inc. Savings Plan (the "Better Homes Plan") has been merged with and into the Fibreboard Corporation 401(k) Retirement Plan (the "Plan"), effective December 31, 1996 (the "Merger Date"). The merger of the Plan and Better Homes Plans has been effected in accordance with the following provisions:

    C.1 TRANSFER OF ACCOUNT BALANCES. The outstanding account balances under the Better Homes Plan were transferred to the Plan through a direct transfer from the trust fund for the Better Homes Plan to the Trust for the Plan which was effected on the Merger Date.

    C.2 AMOUNT OF ACCOUNT BALANCE. The account balance credited to each individual under the Better Homes Plan immediately prior to the Merger Date was credited to the account maintained for such individual under the Plan immediately after the Merger Date. Accordingly, the account balance maintained under the Plan for each individual who was a participant in the Better Homes Plan on the Merger Date was, immediately after the Merger Date, credited with a dollar amount equal to that individual's account balance under the Better Homes Plan immediately prior to the Merger Date.

    C.3 PROTECTED BENEFITS. The terms and provisions of the Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the surviving Plan. The terms and provisions of the Better Homes Plan have, as of the Merger Date, been extinguished and cease to have any force or effect. However, any benefits accrued under the Better Homes Plan prior to the Merger Date shall, to the extent those benefits are protected benefits under Code
Section 411(d)(6) ("Protected Benefits"), be preserved under the Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Fibreboard and Better Homes Plans. The Protected Benefits for Participants who held account balances in the Better Homes Plan as of the Merger Date ("Better Homes Participants") shall include (without limitation) the following:

         (a) The Automatic Form of distribution specified in Section B.2 shall be made available to Better Homes Participants.

         (b) In addition to the optional forms of benefit specified in Section B.3, the following optional forms of benefit shall be offered to Better Homes
Participants:

              (i)  Qualified Joint and 66 2/3% Survivor Annuity;

              (ii) Qualified Joint and 100% Survivor Annuity;

              (iii) Straight Life Annuity with a period certain of five (5) years;

              (iv) Straight Life Annuity with a period certain of ten (10) years;

              (v) Straight Life Annuity with a period certain of fifteen (15) years; and

              (vi) Fixed period annuity for any period of whole months which is not less than sixty (60) and does not exceed the joint and last survivor life expectancy of the Participant and his/her Beneficiary (without recalculation of such life expectancy).

Unless otherwise elected by the Participant (or, if applicable, his/her spouse) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or his/her spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

         (c) For purposes of determining when a Better Homes Participant is first eligible to take a distribution from the Plan, "Retirement Age" shall mean the Participant's termination of Employee status on or after his/her attainment of age fifty-seven (57).

    C.4 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the Better Homes Plan to the Plan shall remain invested in the same funds in which those accounts were invested immediately prior to the Merger Date, until such time as the Participants file new investment directives in accordance with the provisions of the Plan.

         (a) As of the Merger Date, Participants may no longer have contributions applied to purchase life insurance.

         (b) A Participant who has a life insurance in his or her account may, if the life insurance policy allows, pay the Trustee an amount equal to the cash values of any insurance policy on his or her life. Such payment shall become a part of his or her Account. Upon receiving the payment, the Trustee shall transfer ownership of the policy to the Participant. This transfer of ownership is not a distribution from the Plan. This option shall only be available to a Participant if the policy would, but for the sale, be surrendered by the Plan.

         (c) After ceasing to be an Employee, a Participant may have the ownership of an insurance policy on his or her life transferred to him or her without making payment to the Trustee if permitted by such insurance policy and if the cash values of such policy are included in the Participant's Account. Any insurance policy transferred to the Participant for which he or she has not made payment to the Trustee is a distribution from the Plan.

    C.5 SERVICE CREDIT. Each Participant in the Plan shall, for all purposes under the Plan, including, but not limited to, determinations regarding eligibility to participate in the Plan and determinations regarding a Participant's level of vesting, be credited with all Service credited to such Participant under the Better Homes Plan immediately prior to the Merger Date.

                                     APPENDIX "D"
                                        TO THE
                    FIBREBOARD CORPORATION 401(k) RETIREMENT PLAN

                MERGER OF STUCCO STONE PRODUCTS 401(K) RETIREMENT PLAN



         The Stucco Stone Products 401(k) Retirement Plan (the "Stucco Stone Plan") has been merged with and into the Fibreboard Corporation 401(k) Retirement Plan (the "Plan"), effective December 31, 1996 (the "Merger Date"). The merger of the Fibreboard and Stucco Stone Plans has been effected in accordance with the following provisions:

    D.1 TRANSFER OF ACCOUNT BALANCES. The outstanding account balances under the Stucco Stone Plan were transferred to the Plan through a direct transfer from the trust fund for the Stucco Stone Plan to the Trust Fund for the Plan which was effected on the Merger Date.

    D.2 AMOUNT OF ACCOUNT BALANCE. The account balance credited to each individual under the Stucco Stone Plan immediately prior to the Merger Date was credited to the account maintained for such individual under the Plan immediately after the Merger Date. Accordingly, the account balance maintained under the Plan for each individual who was a participant in the Stucco Stone Plan on the Merger Date was, immediately after the Merger Date, credited with a dollar amount equal to that individual's account balance under the Stucco Stone Plan immediately prior to the Merger Date.

    D.3 PROTECTED BENEFITS. The terms and provisions of the Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the surviving Plan. The terms and provisions of the Stucco Stone Plan have, as of the Merger Date, been extinguished and cease to have any force or effect. However, any benefits accrued under the Stucco Stone Plan prior to the Merger Date shall, to the extent those benefits are protected benefits under Code
Section 411(d)(6) ("Protected Benefits"), be preserved under the Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Fibreboard and Stucco Stone Plans. The Protected Benefits for Participants who held account balances in the Stucco Stone Plan as of the Merger Date ("Stucco Stone Participants") shall include (without limitation) the following:

         (a) The Automatic Form of distribution specified in Section B.2 shall be made available to Stucco Stone Participants.

         (b) In addition to the optional forms of benefit specified in Section B.3, Stucco Stone Participants shall be offered the right to elect to receive monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his/her Beneficiary.

    D.4 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the Stucco Stone Plan to the Plan shall remain invested in the same funds in which those accounts were invested immediately prior to the Merger Date, until such time as the Participants file new investment directives in accordance with the provisions of the Plan.

    D.5 SERVICE CREDIT. Each Participant in the Plan shall, for all purposes under the Plan, including, but not limited to, determinations regarding eligibility to participate in the Plan and determinations regarding a Participant's level of vesting, be credited with all Service credited to such Participant under the Stucco Stone Plan immediately prior to the Merger Date.

                                     APPENDIX "E"
                                        TO THE
                    FIBREBOARD CORPORATION 401(k) RETIREMENT PLAN

                     TRANSFER OF ASSETS FROM THE GENTEK BUILDING
                        PRODUCTS, INC. EMPLOYEES' SAVINGS PLAN

         Assets from the Gentek Employees' Savings Plan (the "Gentek Plan") have been transferred into the Fibreboard Corporation 401(k) Retirement Plan (the "Plan"), effective December 31, 1996 (the "Transfer Date"). The transfer of assets into the Fibreboard Plan has been effected in accordance with the following provisions:

    E.1 TRANSFER OF ACCOUNT BALANCES. The outstanding account balances (other than after-tax contributions) of employees hired by Norandex Inc. were transferred to the Plan through a direct transfer from the trust fund for the Gentek Plan to the Trust Fund for the Plan which was effected on the Transfer Date.

    E.2 AMOUNT OF ACCOUNT BALANCE. The account balance credited to such individual under the Gentek Plan immediately prior to the Transfer Date was credited to the account maintained for such individual under the Plan immediately after the Transfer Date. Accordingly, the account balance maintained under the Plan for such individual who was a participant in the Gentek Plan on the Transfer Date was, immediately after the Transfer Date, credited with a dollar amount equal to such individual's account balance under the Gentek Plan immediately prior to the Transfer Date.

    E.3 PROTECTED BENEFITS. The terms and provisions of the Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the surviving Plan. The terms and provisions of the Gentek Plan have, as of the Transfer Date, been extinguished and cease to have any force or effect.
However, any benefits accrued under the Gentek Plan prior to the Transfer Date shall, to the extent those benefits are protected benefits under Code Section 411(d)(6) ("Protected Benefits"), be preserved under the Plan and shall not in any way be affected, reduced or eliminated as a result of the transfer of assets into the Fibreboard Plan. The Protected Benefits for Participants who held account balances in the Gentek Plan as of the Transfer Date ("Gentek Participants") shall include (without limitation) the right to request up to 100% of the value of that portion of their Matching Contribution Account which has been credited to their account for at least 2 years and if the Gentek Participant is at least age 59-1/2, the withdrawal of his Salary Deferral Account and its earnings.

    E.4 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the Gentek Plan to the Plan shall remain invested in the same funds in which those accounts were invested immediately prior to the Transfer Date, until such time as the Participants file new investment directives in accordance with the provisions of the Plan.

    E.5 SERVICE CREDIT. Each Participant in the Plan shall, for all purposes under the Plan, including, but not limited to, determinations regarding eligibility to participate in the Plan and determinations regarding a Participant's level of vesting, be credited with all Service credited to such Participant under the Gentek Plan immediately prior to the Transfer Date.

             ------------------------------------------------------------



                    FIBREBOARD CORPORATION 401(K) RETIREMENT PLAN


                     (AMENDED AND RESTATED AS OF JANUARY 1, 1997)


             ------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PREAMBLE..................................................................... 1

ARTICLE I     DEFINITIONS...................................................  2

ARTICLE II    ELIGIBILITY AND PARTICIPATION................................. 12
    2.1       Service Requirements.......................................... 12
    2.2       Salary Deferral Election...................................... 12
    2.3       Termination of Participation.................................. 12
    2.4       Leaves of Absence............................................. 13
    2.5       Suspended Participation....................................... 13

ARTICLE II    CONTRIBUTIONS................................................. 14
    3.1       Salary Deferral Contributions................................. 14
    3.2       Dollar Limit on Salary Deferral Contributions................. 15
    3.3       Matching Contributions........................................ 15
    3.4       Discretionary Contributions................................... 16
    3.5       Retirement Contributions...................................... 17
    3.6       Rollover Contributions........................................ 17
    3.7       Maximum Contribution.......................................... 18

ARTICLE IV    ALLOCATIONS TO PARTICIPANTS' ACCOUNTS......................... 19
    4.1       Accounts...................................................... 19
    4.2       Allocation of Salary Deferral Contributions................... 19
    4.3       Allocation of Matching Contributions.......................... 19
    4.4       Allocation of Retirement Contributions........................ 19
    4.5       Allocation to Rollover Account................................ 20

ARTICLE V     NONDISCRIMINATION LIMITATIONS ON CONTRIBUTIONS................ 21
    5.1       Definitions................................................... 21
    5.2       Percentage Limitations on Contributions....................... 25
    5.3       Remedial Measures............................................. 26
    5.4       Correction of Actual Deferral Percentage Test................. 26
    5.5       Correction of Average Contribution Percentage Test............ 27
    5.6       Compliance with Treasury Regulations.......................... 27

ARTICLE VI    LIMITATIONS ON ALLOCATIONS.................................... 28
    6.1       Allocation Limitation Definitions............................. 28
    6.2       General Rule.................................................. 29
    6.3       Participation in Defined Benefit Plan......................... 29
    6.4       Excess Annual Additions....................................... 29
    6.5       Aggregation of Plans.......................................... 30


                                          i.

    6.6       Effective Date................................................ 30

ARTICLE VII   VESTING....................................................... 31
    7.1       Vesting of Accounts........................................... 31
    7.2       Termination of Employment; Forfeitures........................ 32
    7.3       Years of Service Disregarded for Vesting Purposes............. 33
    7.4       No Divestment for Cause....................................... 33
    7.5       Amendment of Vesting Schedule................................. 33

ARTICLE VIII  DISTRIBUTION OF BENEFITS...................................... 34
    8.1       Distributions to Participants and Beneficiaries............... 34
    8.2       Minimum Distribution Rules.................................... 35
    8.3       Investment of Deferred Distributions.......................... 36
    8.4       Nonliability.................................................. 36
    8.5       Missing Persons............................................... 37
    8.6       Incompetent Participant or Beneficiary........................ 37
    8.7       Payment to Alternate Payee.................................... 37
    8.8       Direct Trustee-to-Trustee Transfer............................ 37

ARTICLE IX    WITHDRAWALS AND LOANS......................................... 39
    9.1       Withdrawals on Account of Financial Hardship.................. 39
    9.2       Loans to Participants......................................... 41

ARTICLE X     BENEFICIARIES................................................. 44
    10.1      Designation................................................... 44
    10.2      Absence of Valid Beneficiary Designation...................... 44

ARTICLE XI    ESTABLISHMENT OF TRUST........................................ 45
    11.1      Trust Agreement............................................... 45
    11.2      Trust Agreement Part of Plan.................................. 45

ARTICLE XII   INVESTMENT FUNDS AND VALUATION................................ 46
    12.1      Investment of Accounts........................................ 46
    12.5      Transfer From Louisiana-Pacific Plan.......................... 48
    12.6      Valuation of Accounts......................................... 48
    12.7      Individual Statements......................................... 48
    12.8      Rules of Committee............................................ 49

ARTICLE XIII  PLAN FIDUCIARIES AND ADMINISTRATION........................... 50
    13.1      Named Fiduciaries............................................. 50
    13.2      Fiduciary Standard............................................ 50
    13.3      Multiple Duties and Advisors.................................. 50
    13.4      Allocation and Delegation of Fiduciary Duties................. 50
    13.5      Indemnification............................................... 51


                                         ii.

    13.6      Costs and Expenses............................................ 51
    13.7      Administrative Committee...................................... 51
    13.8      Plan Administrator............................................ 51
    13.9      Claims Procedures............................................. 53
    13.10     Agent for Legal Process....................................... 54

ARTICLE XIV   AMENDMENT AND TERMINATION..................................... 55
    14.1      Amendment..................................................... 55
    14.2      Termination or Complete Discontinuance of Contributions....... 55
    14.3      Nonreversion.................................................. 55

ARTICLE XV    MISCELLANEOUS PROVISIONS...................................... 57
    15.1      Limitation of Rights; Employment Relationship................. 57
    15.2      Transfer of Assets of Company; Transfer of Assets of Plan..... 57
    15.3      Spendthrift Provision......................................... 57
    15.4      Applicable Law; Severability.................................. 58
    15.5      Incorporation of Trust Agreement Provisions................... 58
    15.6      Change of Address............................................. 58
    15.7      Disqualification of Plan...................................... 58
    15.8      Military Service.............................................. 59

ARTICLE XVI   TOP-HEAVY RULES............................................... 60
    16.1      General Rule.................................................. 60
    16.2      Definitions................................................... 60
    16.3      Minimum Contribution Requirement.............................. 62
    16.4      Minimum Vesting Requirements.................................. 62
    16.5      Adjustments to Limitations on Contributions and Benefits...... 63

APPENDIX "A".................................................................A-1

APPENDIX "B".................................................................B-1

APPENDIX "C".................................................................C-1

APPENDIX "D".................................................................D-1

APPENDIX "E".................................................................D-1


                                         iii.